Exhibit 10.1

                                 Mining Contract

                 Compania Minera Santa Rita, S. de R.L. de C.V.
                             Caborca, Sonora, Mexico

                                     For the
                                 Contract Mining

                                       At
                              El Chanate Gold Mine
                             Caborca, Sonora, Mexico

                                      With
                 Sinergia Obras Civiles y Mineras, S.A. de C.V.
                           Hermosillo, Sonora, Mexico

                                                               November 24, 2005


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                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

1.    THE WORK.........................................................2

      1.1   Background.................................................2

      1.2   Scope of Work..............................................2

      1.3   General Information........................................2

      1.4   Mining Plan................................................3

      1.5   Pre-Production Activities..................................3

      1.6   Contractor Responsibilities................................3

      1.7   Delays Caused by MSR......................................10

      1.8   Owner's Access............................................11

      1.9   Cooperation with Other Contractors........................11

      1.10  Subcontractors............................................11

      1.11  Project Management and Organization.......................11

      1.12  MSR's Responsibilities....................................11

      1.13  Exclusion from Work.......................................12

      1.14  Possible Additional Work..................................12

2.    TERM............................................................13

3.    REPRESENTATIVES OF THE PARTIES..................................13

      3.1   MSR Representative........................................13

      3.2   Contractor Representative.................................13

4.    MINING CONTRACT AND REPORTING UNITS.............................14

5.    PAYMENT.........................................................14

      5.1   Progress Payments.........................................14

      5.2   Mining Contract Rates.....................................15

      5.3   Deviations and Corrections................................15

      5.4   Performance of Force Account Work.........................15

      5.5   Price Rise/Price Fall Calculation.........................16

      5.6   Withholding Payments and Setoff...........................20

      5.7   Mobilization and Demobilization Payments..................20

      5.8   Advance Payment...........................................20


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                                    Page ii
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                                TABLE OF CONTENTS
                                   (continued)

                                                                     Page
                                                                     ----

6.    CONTRACT VALUE..................................................21

7.    CONTRACTOR PERFORMANCE..........................................21

8.    ENVIRONMENTAL AND PERMITTING....................................22

      8.1   Permitting................................................22

      8.2   Site Conditions...........................................22

      8.3   Waste Disposal............................................23

      8.4   Sewage and Wastewater Disposal............................23

9.    SAFETY..........................................................24

      9.1   Site Safety...............................................24

      9.2   Compliance with Laws......................................24

      9.3   Contactor Responsibility..................................24

      9.4   Interim Reclamation.......................................25

      9.5   Inspection................................................25

      9.6   Security..................................................25

10.   EQUIPMENT INSPECTION............................................26

11.   CONTRACTOR STATUS...............................................26

12.   SITE AND EQUIPMENT INSPECTION AND ACCESS........................27

      12.1  Inspection................................................27

      12.2  Access to Site............................................28

      12.3  Problems at the Site......................................28

13.   ADDITIONAL CONTRACTOR DUTIES....................................29

      13.1  Dust Control..............................................29

      13.2  Additional Equipment......................................29

      13.3  Survey Control............................................29

      13.4  Monuments.................................................29

      13.5  Labor Disputes............................................29

      13.6  Wages.....................................................30

      13.7  Ad Valorem Taxes..........................................30

      13.8  Legal Issues..............................................30

      13.9  Spare Parts...............................................30

      13.10 Maintenance...............................................30


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                                    Page iii
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                                TABLE OF CONTENTS
                                   (continued)

                                                                     Page
                                                                     ----

      13.11 Non-Discrimination........................................31

      13.12 Antiquities...............................................31

14.   ADDITIONAL DUTIES OF MSR........................................31

      14.1  Payment of Taxes..........................................31

      14.2  Access....................................................31

      14.3  Problems with the Work....................................32

15.   INSURANCE.......................................................32

      15.1  Coverage..................................................32

      15.2  Additional Insured........................................33

      15.3  Deductibles...............................................33

      15.4  Certificates..............................................33

      15.5  Default...................................................33

      15.6  Scope of Coverage.........................................34

      15.7  Additional Insurance......................................34

      15.8  Subcontractor Insurance...................................34

16.   LIENS AND ENCUMBRANCES..........................................35

      16.1  Prompt Payment............................................35

      16.2  No Liens..................................................35

      16.3  Repairs...................................................35

      16.4  Indemnity.................................................35

17.   INDEMNIFICATION AND DISTRIBUTION OF RISK........................35

      17.1  Indemnification by Contractor.............................35

      17.2  Damage to Contractor's Equipment..........................36

      17.3  Indemnification by MSR....................................37

      17.4  Joint Liability...........................................37

      17.5  Procedure.................................................38

      17.6  Materials of Environmental Concern........................39

      17.7  Limitation on Damages.....................................39

18.   FORCE MAJEURE...................................................39

      18.1  Definition................................................39

      18.2  Suspension of Obligations.................................40


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                                TABLE OF CONTENTS
                                   (continued)

                                                                     Page
                                                                     ----

      18.3  Duration..................................................40

19.   CONTRACT SUSPENSION.............................................41

      19.1  Right to Suspend..........................................41

      19.2  Consequences of Suspension................................41

      19.3  Compensation for Suspension...............................41

      19.4  Resumption of Work........................................42

      19.5  Duration of Suspension....................................42

      19.6  Suspension for Cause......................................43

20.   CONTRACT TERMINATION............................................43

      20.1  Mutual Agreement..........................................43

      20.2  Default by Contractor.....................................43

      20.3  Use of Equipment..........................................44

      20.4  Default by MSR............................................45

      20.5  Termination for Convenience...............................45

      20.6  Survival..................................................46

      20.7  No Decree Required........................................46

      20.8  Release...................................................46

21.   CONTRACT AWARD AND EFFECTIVE DATE...............................47

      21.1  Notice of Award and Notice to Proceed.....................47

      21.2  Change in Rates...........................................47

22.   REPRESENTATIONS AND WARRANTIES..................................48

      22.1  MSR Representations and Warranties........................48

      22.2  Contractor Representations and Warranties.................49

      22.3  Performance Warranty......................................49

      22.4  No Third-Party Beneficiaries..............................50

      22.5  Exclusivity...............................................50

23.   LABOR LAW RELATED LIABILITIES...................................50

      23.1  Contractor's Obligations..................................50

      23.2  Indemnity.................................................51

      23.3  No Responsibility.........................................51


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                                     Page v
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                                TABLE OF CONTENTS
                                   (continued)

                                                                     Page
                                                                     ----

24.   PERFORMANCE BOND................................................51

25.   DISPUTE RESOLUTION..............................................52

      25.1  Informal Resolution.......................................52

      25.2  Memorandum................................................52

      25.3  Refusal to Perform........................................52

26.   FORMAL DISPUTE RESOLUTION.......................................52

      26.1  Arbitration...............................................52

27.   JURISDICTION....................................................55

28.   TRANSFERABILITY OF CONTRACT.....................................55

29.   SUCCESSORS AND ASSIGNEES........................................56

30.   RECORDS AND AUDIT...............................................56

31.   CONFIDENTIALITY.................................................56

32.   MISCELLANEOUS...................................................57

      32.1  Amendment; Waivers........................................57

      32.2  Entire Agreement..........................................57

      32.3  Counterparts..............................................57

      32.4  Invalidity................................................58

      32.5  No Solicitation...........................................58

      32.6  Further Assurances........................................58

      32.7  Schedule for Performance..................................58

      32.8  Interpretation............................................58

33.   NOTICES.........................................................59

      33.1  Procedure.................................................59

      33.2  Electronic Communications.................................59

34.   MINING CONTRACT SIGNATURE PAGE..................................61


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Figures

Figure 1 - Mining Schedule.................................Appendix C, 2
Figure 2 - Dump Schedule...................................Appendix C, 3
Figure 3 - Year 1, Months 1-6 Production Schedule..........Appendix C, 4
Figure 4 - Mine Production Schedule by Quarters............Appendix C, 5
Figure 5 - Annual Mine Production Schedule.................Appendix C, 6

Appendices

A       Sinergia Bid
B       Responsibility of Parties
C & D   Mining Plan & Mining Plan Maps
D1      Haulage Profiles
E       Stand-by Rates
F       Notification Forms
        F-1     Notice of Award
        F-2     Acceptance of Notice
        F-3     Notice to Proceed
        F-4     Force Account Work Authorization
G       Summary Table of Contract Value
H       Permits Not Yet Obtained by MSR
I       Instrument of Authority for Gifford Dieterle
J       Instrument of Authority for Daniel Gutierrez Perez
K       Baseline Numbers for Purposes of Section 21.2.


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                                    Page vii

                                    PREAMBLE

      It is intended that the terms of this Mining Contract (scope of work, conditions of work, work practices, production targets, safety requirements etc.) are to be achievable by both parties, and that both parties can benefit under the Mining Contract. Minera Santa Rita, S. de R.L. de C.V. ("MSR") acknowledges the need of Sinergia Obras Civiles y Mineras, S.A. de C.V. (the "Contractor") to profit through performing mining operations, and the Contractor acknowledges the need of MSR to profit from suitable development of the El Chanate property. Notwithstanding this provision, neither MSR nor Contractor represents, warrants, promises or guarantees that the other will make a profit from its operations hereunder.

      Both parties acknowledge that there will be adjustments needed as a result of changes encountered during the period of the Mining Contract, and that certain specific provisions have been included where anticipated. Not all changes encountered can be anticipated and with that in mind a general procedure has been provided for handling such change conditions in the Mining Contract. Wherever possible it is intended that two-way communication and mutual agreement between MSR and the Contractor will be able resolve most, if not all, issues.


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                                    Page viii

      THIS MINING CONTRACT (the "Mining Contract" or the "Agreement") is made and entered into as of the 24th day of November, 2005, but effective only as of the Effective Date (as defined in Section 21), by and between Minera Santa Rita,
S. de R.L. de C.V., a corporation organized under the federal laws of Mexico, whose address for purposes hereof is Calle Lamberto Hernandez 73, esquina con Avenida "I", Caborca, Sonora 83600, Mexico ("MSR") and Sinergia Obras Civiles y Mineras, S.A., de C.V., a corporation organized under the federal laws of Mexico, whose address for purposes hereof is Calle del Cobre No. 91, Parque Industrial, Hermosillo, Sonora 85540, Mexico ("Contractor").

                                    RECITALS

      A. MSR intends to construct the El Chanate gold mine near Caborca, Sonora, Mexico (the "Mine"). As part of this operation MSR desires to employ an independent contractor to perform the mining. MSR solicited bids to perform this work.

      B. Contractor desires to perform such mining (the "Work," as more particularly described in Article 1 and Appendices A-D attached to this Mining Contract), and represents that it has the skills and experience necessary to conduct the Work, and that it is willing to and capable of performing such operations for MSR.

      C. Contractor recognizes the reliance, faith and confidence MSR places in Contractor (i) to furnish the experience, knowledge, skill and judgment required to cooperate with and advance the interests of MSR at the Mine through sound mining methods, careful supervision and efficient administration and (ii) to pursue and complete the Work in an expeditious, timely and economical manner consistent with the interests of MSR, all of which Contractor is able and willing to do for the compensation and in accordance with the terms and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual conditions and covenants hereinafter set forth, the parties agree as follows:


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                                      H-1
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1.    The Work

1.1   Background

      MSR has retained M3 Engineering and Technology Corp (M3) of Tucson, Arizona, to complete a feasibility study for the Mine (the "Feasibility Study"). The mining portion of the Feasibility Study will be completed by Independent Mining Consultants of Tucson, Arizona and the geotechnical portion by Call and Nicholas, also of Tucson, Arizona. K D Engineering of Tucson was primarily responsible for the metallurgical test work. Upon its completion, MSR will provide Contractor with a copy of the Feasibility Study. To the extent the completed Feasibility Study requires any material changes to the Mining Plan (as defined in Section 1.4), those changes, to the extent they required additional Work on the part of the Contractor, will be treated as Force Account Work (as defined in Section 5.1.2).

1.2   Scope of Work

      Contractor agrees to conduct all of the mining and related services described in this Article 1, and in Appendices A-D, in accordance with and subject to the terms set forth in those Appendices and in this Mining Contract, and to provide all necessary supervision, labor, methods, material, and supplies necessary to perform all of the Work.

1.3   General Information

      The Mine design parameters are:

            Slope             Angles 46.5 degree inter-ramp on the north wall

                              45.0 degree inter-ramp on the south, west, and east walls

            Road Width        22 meters

            Road Grade        10 %

            Bench Height      5 m working height, triple benched to 15 m

      Specific Gravity - In Place         Ore   - 2.52 tonnes per cubic meter
                                          Waste - 2.46 tonnes per cubic meter

      Bond Work Index                     11 to 14

      Moisture - In Place                 3%

      Expected Drill Penetration Rate     1.2 meters per minute

      Planned Mine Life                   6 years


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                                      H-2

1.4   Mining Plan

      Contractor shall perform and complete all of the Work in accordance with
(a) the mining plan, drawings, maps and profiles set forth in Appendices C, D and D-1 (collectively, the "Mining Plan"), as the Mining Plan may be modified by MSR from time to time; (b) the provisions of any concessions covering any property at the Mine; (c) the provisions of any surface use agreements covering any property at the Mine; and (d) the provisions of applicable federal, state and local permits issued or to be issued and applying to activities at the Mine (collectively, the "Permits").

1.5   Pre-Production Activities

      As part of the Work, Contractor agrees to perform all of the pre-production activities described in Appendix C.

1.6   Contractor Responsibilities

      In connection with the performance of the Work, the Contractor must provide, at its sole expense:

            All appropriate equipment to allow for timely and proper
                  performance of the Work, as set forth in Appendix A ("Contractor's Equipment")

            Mobilization and assembly of Contractor's Equipment

            Drilling and blasting (the drill must have an automatic sampling system)

            Load, hauling and dumping of material:
                  Ore to be placed into the primary crusher
                  Waste to be placed on the designated dumps
                  Low grade ore to be placed in a low grade stockpile

            Construction and maintenance of the:
                  Internal mine roads and working surfaces
                  Access roads to the waste dumps
                  Access roads to the crusher
                  Waste dump safety berms
                  Safety berms on roadways

            Pit dewatering

            Pit lighting

            Equipment maintenance (including without limitation lubricants and repair parts)

            Equipment repair shop and appropriate warehouse space

            Field supervision

            Necessary employees

            Transportation for employees to and from the Mine (as required)


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                                      H-3

            Food for employees (as required)

            Housing for employees (as required)

            Proper and timely payment of wages and benefits of its employees and making all payments required by applicable federal, state or local laws, rules or regulations on account of its labor relationships with its employees

            Office space, phone and fax

      In addition to the list of Contractor's responsibilities set forth above, Contractor has agreed to perform the additional responsibilities set forth as Contractor's Responsibilities in the attached summary document "Responsibilities of Parties" in Appendix B. The "Responsibilities of Parties" set forth in Appendix B are a summary of responsibilities to facilitate reference and, in the event of any inconsistency between the responsibilities as outlined in Appendix B and described in the main written text of the Mining Contract, the main written text of the Mining Contract will control.

      1.6.1 Production Rates and Quantities

      (a) The Contractor shall meet the production requirements of the Mining Plan, as described in the mining production schedule (set forth in Appendix C), and the open-pit development plan (set forth in Appendix D). Contractor agrees to meet those production requirements on a daily basis, and to notify MSR's Representative promptly on any day when it does not meet those production requirements.

      (b) MSR shall be entitled to make changes to the open-pit design and production sequencing described in Appendices C and D in advance of or during mining operations, and any such changes shall not be deemed to relieve Contractor from any of its obligations under this Mining Contract, provided that such changes do not increase the average haul distances by more than five percent on an annual basis, and at least five calendar days advance notice of such changes is given to Contractor. Any planned reduction in production rates in excess of 5% must be consented to by Contractor, such consent not to be unreasonably withheld or delayed. Any planned increase in required production rates in excess of 5% must be consented to by Contractor, such consent not to be unreasonably withheld or delayed. In the event that an increase in production rates would require additional mining equipment, the Contractor would have first right of refusal as to whether or not to add to the Contractor's Equipment fleet in order to achieve the increased production rates. Contractor shall have five
(5) calendar days to communicate to MSR in writing that it has exercised this right of first refusal. Contractor's failure to give that notice to MSR within the above five (5) calendar day period shall be taken as a waiver of the right, and in that event MSR may contract with any third party to conduct the additional Work required by the increase in production rates. If Contractor exercises its right of first refusal to provide the additional equipment, Contractor agrees that the fully operational required additional mining equipment shall be on-site within thirty (30) days after Contractor's notification to MSR that it has exercised the right of first refusal in question. Contractor will be compensated for any additional Work required by the increase in production rates at the same rate as set forth in Appendix A, and shall not be entitled to any additional compensation related to costs it incurs in acquiring any additional equipment.


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                                      H-4

      1.6.2 Blast Pattern Layout

      MSR will provide sufficient data points including without limitation blast limit points and elevation points so that Contractor can lay out the blast pattern to the designed pattern and hole depth. Blast patterns will be laid out in the field by the MSR surveyor and the limits of the blast patterns will be indicated. Sufficient information will be provided by the MSR surveyor so that Contractor can calculate the depth of drilling required and the location of each blast hole.

      1.6.3 Geology and Grade Control

      (a) Mining will be carried out under the direction of MSR's grade control engineer. Blasthole samples will be collected by Contractor under the direction and procedure given by MSR's grade control engineer. These blasthole samples are required to determine the rock type and will be taken from each drill hole. MSR's grade control engineer will be responsible for getting the samples to the laboratory.

      (b) MSR's grade control engineer will be responsible for marking and outlining all blasted material so that the Contractor can haul the material to the correct destination. Blasted material will be marked using marked stakes, ribbons or a combination. Blasted material will be marked as either (i) waste,
(ii) low grade ore for stockpile, or (iii) ore for crusher feed.

      (c) Contractor shall ensure that the material mined is sent to the correct destination. The Contractor will be penalized for sending ore to the waste dump or waste to the crusher. This penalty will be the calculated value of the recoverable gold in each truckload of ore dumped on the waste pile or the process cost of waste dumped in the crusher, and the amount of such penalty may be withheld by MSR from subsequent payments due to Contractor under this Mining Contract, until it is fully recovered.


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                                      H-5

      (d) Contractor shall be responsible for not dumping inappropriate material into the crusher. Should the crusher experience down-time as a result of such inappropriate material being dumped, the Contractor will be penalized the calculated cost of the down-time and necessary repairs, and the amount of such penalty may be withheld by MSR from subsequent payments due to Contractor under this Mining Contract, until it is fully recovered. Repeated dumping of inappropriate material into the crusher that causes repeated crusher down-time or repeated crusher breakdown or damage that denotes gross negligence, gross lack of care or supervision, deliberate conduct, deficient training of Contractor's employees, or analogous misconduct shall give MSR the right terminate this Mining Contract pursuant to Section 20.2 hereof, without any further liability or obligation on the part of MSR.

      1.6.4 Surveyed Volumes and Tonnage Calculations

      The following are the bulk densities (defined in tonnes per cubic meter) that will be generally used for routine calculation of tonnages from surveyed volumes:

Bulk density (in place) - Ore: 2.52
Bulk density (in place) - Waste: 2.46

In some situations (as designated by MSR in its sole discretion) the following table of bulk densities may be used to more accurately calculate tonnages from surveyed volumes:

                       Bulk Densities Used in Final Model

----------------------------------------------------------
 Model Rock  Description    Bulk     Bulk Factor    Bulk
    Code                   Density                 Density
----------------------------------------------------------
     1        Alluvium      2.00        1.00        2.00
----------------------------------------------------------
     2          Oxide       2.41        1.00        2.41
----------------------------------------------------------
     3        Sandstone     2.62        0.97        2.54
----------------------------------------------------------
     4          Fault       2.62        0.97        2.54
----------------------------------------------------------
     5        Siltstone     2.67        1.00        2.67
----------------------------------------------------------
     6       Intrusives     2.53        1.00        2.53
----------------------------------------------------------


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                                      H-6

      1.6.5 Excess Haul Distance

      Haul distances for ore or waste other than those described in the Mining Plan and as described in Appendix C and D will be paid for on a cost per tonne-km. basis. An excess haul distance is a one-way haul distance greater than
1.5 km, as measured from the exit point of the pit. For example, a one-way haul distance of 1.9 km measured from the exit point of the pit to the dumping point, would be an excess haul distance of 0.4 km. Excess haul distances will be paid for on a $0.044/tonne-km basis, and paid in increments of 0.5 km, starting with the first 0.1 to 0.5 km of excess haul distance. By way of example, if the excess haul distance was 0.2 km, Contractor would be paid an additional $0.022/tonne; if the excess haul distance was 0.4 km, Contractor would receive the same additional $0.022/tonne; if the excess haul distance was 0.6 km, Contractor would be paid an additional $0.044/tonne.

      1.6.6 Reports to Be Provided by the Contractor

      Contractor agrees to provide the following reports on a timely basis to the MSR Representative:

      (a) Daily Production Report: indicating the amount of material mined and its destination on a daily basis and accumulated for the month to date.

      (b) Blasting Report: with content as indicated Section 1.6.11.

      (c) Daily Maintenance Report: indicating the availability of each piece of major mining equipment, reasons for down time and status of repair work.

      (d) Daily Fuel Usage Report: indicating the fuel used by each piece of Contractor equipment involved in mining activities.

      (e) Safety Report: a report describing accidents, safety incidents or threat to health issues shall be provided whenever such an event occurs or is detected (and no later than 24 hours after occurrence or detection). A routine weekly report shall be provided even if no such event took place during the week, and may include suggestions to improve safety.

      (f) Monthly Report: a monthly report indicating total tonnage blasted, total explosives used, total tonnage of material mined and its destination, monthly availability of the major mining equipment and reasons for major breakdowns.


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                                      H-7

      (g) Miscellaneous Report: describing other information (on a daily or monthly basis) as may be requested by the MSR Representative from time to time. The reports described in Sections 1.6.6(a)-(d) may be combined into one report. Reports may be in Spanish or English.

      1.6.7 Water

            MSR has purchased a source of industrial water. This water will be available for dust control and other industrial uses, at no cost to the Contractor. The Contractor will be responsible for supplying its own potable water.

      1.6.8 Maintenance Shop, Warehouse and Office Space

      The Contractor shall be responsible for providing its own equipment maintenance shop, warehouse, and office space. All site preparation and foundation work shall be the responsibility of the Contractor. MSR will provide water (other than potable water) and electrical services (subject to the provisions of Section 1.6.9) for the equipment maintenance shop, the warehouse and the office space. The facilities described in this Section 1.6.8 will be located on site in an area agreed to by MSR.

      1.6.9 Electrical Power

      Contractor acknowledges that initially, electrical power will not be available at the Mine. MSR is currently negotiating with CFE a contract for construction of a power line to the Mine, which is intended to be constructed simultaneously with the pre-production stripping, Leach Pad construction and other infrastructure work. The Contractor must provide its own electrical power, as necessary for it to perform the Work, until that power line is constructed. After the power line is constructed, metered electrical power will be provided by MSR at no additional cost to Contractor.

      1.6.10 Fuel

      MSR will provide standard quality fuel for the Work to the Contractor. Any fuel required by the Contractor for transportation of equipment or employees to or from the Mine, or use off the Mine site will be to the account of the Contractor. Fuel will be metered into the mine fuel tank. The Contractor will provide MSR with a daily fuel report indicating the amount of fuel used by each piece of equipment. The amount of fuel used will be reconciled with the inventory in the mine fuel tank each month. Fuel inventories will be controlled by warehouse issue slips. Due to the likelihood of increasing fuel prices, Contractor agrees to operate Contractor's Equipment in an efficient manner, in order to achieve fuel usages as outlined in manufacturer's performance handbooks for the various pieces of Contractor's Equipment. Contractor agrees that idling of engines and non-productive use of Contractor's Equipment will be minimized. MSR will monitor fuel consumption using the fuel reports and equipment operating reports.


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                                      H-8

      1.6.11 Explosives

      (a) MSR shall be responsible for procuring and warehousing of all explosives, blasting agents and blasting accessories, as well as obtaining all necessary permits required by federal, state or local government authorities to allow for the use of such explosives, blasting agents and blasting accessories. MSR will provide the Contractor with explosives needed for the Work, as available for purchase in the Mexican authorized market. Inventories will be controlled by warehouse issue slips. Contractor shall observe all safety precautions and comply with all applicable federal, state and local laws, rules and regulations with respect to handling explosives and conducting blasting operations, and shall indemnify, defend and hold MSR harmless from and against any and all claims, damages and losses (including reasonable attorney's fees) incurred by or resulting to MSR from Contractor's failure to so comply.

      (b) The usage of explosives will be based on a powder factor agreed to by the Contractor and MSR. A +5% variance on the agreed powder factor will be allowed to cover any secondary blasting of oversize or high floor conditions without cost to the Contractor. Explosives used above the 5% allowance will be to the account of the Contractor.

      (c) MSR realizes that good fragmentation is in the best interest of the Mine and the Contractor. MSR will work with the Contractor to ensure that blasting patterns and powder factors are optimized to produce the best possible fragmentation.

      (d) The Contractor will provide a blast report detailing the amount of explosives and accessories used, a calculation of the powder factor, the amount of explosives and stemming used per hole and the initiation sequence of each blast. Other information may be requested by MSR for inclusion in the blast reports from time to time.


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                                      H-9
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      1.6.12 Sanitary

      No on-site sanitary facilities will be available during the majority of the construction period. The Contractor must supply portable toilets during this period for its employees and other personnel.

      1.6.13 Communications

      The Contractor shall be responsible for its own communications systems.

      1.6.14 Housing

      The Contractor shall be responsible for any required housing requirements for its employees and consultants.

      1.6.15 Transportation

      The Contractor shall be responsible for transporting its employees to and from the Mine site.

1.7   Delays Caused by MSR

      1.7.1 Payment to Contractor

      Any delays, other than normal operating delays, and in excess of three hours, caused by MSR that require the Contractor to completely shut down its operations will be paid for on a stand-by basis. The Contractor's hourly, daily and weekly stand-by rates for the mining fleet are set forth on Appendix E.

      1.7.2 Examples of Delays

      Delays caused by MSR shall include delays caused by not having sufficient fuel or explosives on site, or delays caused by not having required survey layouts, drill patterns or blasted material marked and ready for the Contractor to conduct the Work. Normal delays caused by mine operations (such as trucks being delayed at the crusher) shall not be considered delays caused by MSR for purposes of this Section 1.7. In the event of any delay caused by Force Majeure (as defined in Section 18.1), MSR will not be required to make any stand-by payments.

      1.7.3 Calculation of Payment

      If a delay caused by MSR occurs, payment to be made to Contractor under
Section 1.7.1 for the affected equipment will be calculated as follows: after three hours and up to the end of that shift, the hourly rate will be paid; thereafter, the daily rate will be paid for up to seven days; if the delay is in excess of seven days, then the weekly rate will be paid; delays in excess of the first week will be paid at the weekly rate.


--------------------------------------------------------------------------------

1.8   Owner's Access

      Contractor will allow MSR's Representative access and adequate time to inspect the work installations, equipment, supplies, or any area where any Work has been, is being or will be performed at any time.

1.9   Cooperation with Other Contractors

      Contractor acknowledges that MSR intends to enter into separate contracts with third parties for construction of the heap leach pads and ponds, access road, pipeline, power line, and other infrastructure at the Mine. Some of the construction work will occur simultaneously with the initial phases of the Work under this Mining Contract. Contractor agrees to coordinate its performance of the Work and cooperate with other contractors at all times.

1.10  Subcontractors

      The Contractor agrees not to hire any subcontractors to perform any of the Work, except as permitted under Article 28.

1.11  Project Management and Organization

      The Contractor shall appoint management and supervision personnel with adequate experience and capabilities to successfully perform the Work. An organizational chart has been submitted to MSR which includes the names and qualifications of the key personnel, and designates an authorized representative of Contractor (the "Contractor's Representative"). The Contractor will also designate a Site Superintendent acceptable to MSR, prior to the commencement of any Work at the Mine. MSR reserves the right to request changes in the Contractor's on-site staff; any such request shall be promptly honored by Contractor without any cost to MSR. The Contractor will provide resumes of all senior personnel to be on site, and their reporting function within the Contractor's organization.

1.12  MSR's Responsibilities

      MSR will provide the following:

            Site ambulance

            Environmental and operating permits

            Blasting permits


--------------------------------------------------------------------------------

            Removal of cactus and other sensitive flora and fauna

            Industrial water and on-site water storage (except for potable water for Contractor's employees and other personnel)

            Commercial electrical power which will be delivered to the maintenance shop, crusher, and administrative offices on a metered basis, subject to the provisions of Section 1.6.9

            Standard quality fuel and on-site fuel storage

            Explosives and explosives storage area

            Maintenance of site access road

            Site  surveying and layout

            Blast pattern layout

            Blasthole sample transportation

            Identification of the ore and waste

            Final Reclamation of the Mine site

            Overall site management

      In addition to the list of MSR's responsibilities set forth above, MSR has agreed to perform the additional responsibilities set forth as MSR's Responsibilities in the attached summary document "Responsibilities of Parties" in Appendix B. The "Responsibilities of Parties" set forth in Appendix B are a summary of responsibilities to facilitate reference and, in the event of any inconsistency between the responsibilities as outlined in Appendix B and described in the main written text of the Mining Contract, the main written text of the Mining Contract will control.

1.13  Exclusion from Work

      The Work does not include construction and operation of leach pads, ponds, the leachate recovery system, or any of the metallurgical recovery plant, administrative office, laboratory, mine access road, power line, water wells and pipe line, or crushing and conveying system, the supply and installation of LLDPE, HDPE geomembrane materials, piping and fittings, and other infrastructure items. These items will be the subject of separate contracts which MSR intends to enter into with third parties

1.14  Possible Additional Work

      The Mining Plan contemplates the crushing, conveying and stacking of the ore on the leach pads (without use of trucks). Contractor acknowledges that during the Term of this Mining Contract MSR may modify the Mining Plan to provide for ore to be placed on the leach pads by trucks. In that event, the Contractor shall be required to load crushed ore, haul and dump it on the leach pads, and to level the pile. MSR shall be responsible for the placement and operation of the leach solution piping. The parties agree that MSR has the right to modify the Work as set forth in this Section 1.14 at any time by providing written notice to the Contractor, and Contractor agrees to perform the Work as so modified. The additional Work described in this Section 1.14 shall not constitute Force Account Work. In the event the Work is modified as set forth in this Section 1.14, the payments to the Contractor shall be modified as reflected in Contractor's bid for the loading, hauling and dumping (cost per tonne moved to the pads) as set forth in Appendix A.


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                                      H-12

2.    Term

      This Mining Contract shall be effective as of the date first set forth above (the "Effective Date"), and the term of this Mining Contract (the "Term") shall continue in effect until the earlier of (a) December 31, 2012; (b) such time as the Work is completed; or (c) such other date as this Mining Contract is terminated as set forth in Article 20. For purposes of this Mining Contract, the period of time beginning on the Effective Date and ending on the one year anniversary of the Effective Date, and each subsequent period beginning on any anniversary of the Effective Date, and ending on the next anniversary of the Effective Date, shall be referred to as an "Annual Period."

3.    Representatives of the Parties

3.1   MSR Representative

      MSR hereby designates its Mine Superintendent or his designee as its representative (the "MSR Representative"). MSR shall have the right to appoint an additional or replacement MSR Representative by written notice to Contractor. The MSR Representative shall have the right to be present during all phases of the Work and any Force Account Work. The MSR Representative shall have the authority, on behalf of MSR, to enforce the provisions of this Mining Contract, to take any action necessary to cause or promote the orderly and expeditious prosecution of the Work and any Force Account Work, and to approve, change or suspend the Work or any Force Account Work, in whole or in part, in the event that the MSR Representative deems such action necessary.

3.2   Contractor Representative


--------------------------------------------------------------------------------

      Contractor's Representative shall have the full authority to act on Contractor's behalf in connection with the Work, any Force Account Work and other conditions specified in this Mining Contract. Before any limitation placed by Contractor on the authority of Contractor's Representative may be effective, such limitation shall first be disclosed to MSR in writing, and if not so disclosed, shall not have any effect.

4.    Mining Contract and Reporting Units

      This Mining Contract uses the following units:

            Units of Measurement    Metric
            Currency                United States Dollars ($US)

5.    Payment

5.1   Progress Payments

      The terms of payment for Work performed under this Mining Contract will be as follows:

      5.1.1 Calculation of Payments

      The Contractor will be paid twice each month. Payment will be based on tonnage of waste to dumps, low grade ore to stockpile, and ore to the crusher, as calculated by survey and reconciled by truck count and approved by MSR. In the event of a discrepancy between the truck count and survey, the survey results will be used, but the Contractor will be allowed to audit survey calculations as needed. The Contractor shall participate in the twice monthly surveys to avoid any conflict. Pay rates per tonne of material mined will be the rates agreed to in Appendix A.

      5.1.2 Payment for Force Account Work

      Any additional Work (other than the additional Work described in Section 1.14) done by the Contractor at the request of MSR ("Force Account Work") will be paid for on an agreed to hourly rate as provided by the Contractor for Contractor's Equipment (as provided in Appendix A).

      5.1.3 Manner of Payments

      Contractor shall send invoices on the fifteenth and the last day of each month, and invoices for Work performed by the Contractor will be paid fifteen
(15) calendar days after receipt of the invoice, providing there is no dispute over the quantity of tonnage moved. Ten percent of the amount invoiced will be withheld from each payment and will be paid once a final inspection is made and the Work completed has been deemed satisfactory by MSR. The ten percent retained from each invoice will be paid with the next payment or within thirty (30) days, although the retained amount will accrue no interest, unless the Work to which the retained amount pertains is deemed unsatisfactory, in which case MSR will be obligated to pay the retained amount to Contractor only after Contractor has corrected the deficiencies in the Work to MSR's satisfaction.


--------------------------------------------------------------------------------

5.2   Mining Contract Rates

      A table of rates by period that will be paid to the Contractor for tonnes of material moved along with associated assumptions is set forth in Appendix A. A table of Force Account Work rates that will be paid to the Contractor is also set forth in Appendix A.

5.3   Deviations and Corrections

      5.3.1 Plans

      MSR has furnished to Contractor certain drawings, specifications, plans and schedules, each of which is listed or set forth in Appendix D hereto, which reflect design criteria for the Mine approved by MSR and comprise part of the Mining Plan. In addition, MSR may during the Term of this Mining Contract furnish to Contractor other proprietary information, including without limitation additional drawings, specifications, plans or schedules which are to be used for the Mine, all of which shall be deemed part of the Mining Plan.

      5.3.2 Deviation from Mining Plan

      If the Contractor deviates from the Mining Plan without the written consent of MSR's Representative and such deviations are deemed by MSR in its sole discretion to have been avoidable, no payment for such Work will be required. Should Contractor be required to make a correction as a result of errors in operation that were not the fault of MSR, then any such correction will be at Contractor's expense. 5.4 Performance of Force Account Work

      5.4.1 Performance

      Force Account Work shall be performed at the request and direction of the MSR's Representative at any time and from time to time via delivery by MSR to Contractor of a written work order which provides any instructions, drawings, and specifications which may be required to adequately define the additional Work to be performed.


--------------------------------------------------------------------------------

      5.4.2 Procedure

      Within five (5) calendar days after receipt of a work order for Force Account Work, Contractor shall submit for MSR's review and approval a proposed Force Account Work Authorization form in the form attached as Appendix F hereto which shall include:

      (a) a detailed estimate of any increase in the Contractor's compensation required as a result of the additional Work;

      (b) an estimate of the time necessary to complete the additional Work required by such work order;

      (c) advice as to the date after which the information in the proposed Force Account Work Authorization form is no longer valid; and

      (d) a statement, with respect to the additional Work described in the Force Account Work Authorization form, that the Contractor has made such inspections and examinations and taken such other actions as are necessary so that all of the provisions of Section 12.1.1 will apply to the additional Work described in the proposed Force Account Work Authorization form.

      5.4.3 Acceptance

      Within five (5) calendar days after receipt of Contractor's written statement, MSR shall advise Contractor in writing whether:

      (a) Contractor is to proceed with the additional Work described in the Force Account Work Authorization form in conformance therewith;

      (b) Contractor is to proceed with the additional Work as outlined in a revision to the Force Account Work Authorization form; or

      (c) MSR does not desire to have Contractor proceed with the additional Work proposed by the Force Account Work Authorization form.

5.5   Price Rise/Price Fall Calculation

      5.5.1 Increase or Decrease

      The purpose of this Section 5.5 is to protect both the Contractor and MSR should prices of supplies increase or decrease. The Contractor has a 4% annual escalation built into its compensation rates set forth in Appendix A. If costs of supplies increase beyond 4% on an annual basis, MSR and the Contractor agree to share in the added expense as set forth in this Section 5.5. If costs of supplies decrease on an annual basis, Contractor has agreed that its compensation shall be reduced as set forth in the remainder of this Section 5.5.


--------------------------------------------------------------------------------

      5.5.2 Calculation

      Major factors in the Contractor's costs include tires, lubricants, replacement parts, the interest rate, and labor. These components will be used to calculate a factor as set forth below. The formula to calculate the annual percentage escalation or decrease is:

((T2 - T1) x (TRW) + (L2 - L1) x (LRW) + (P2 - P1) x (PRW) + (I2 - I1) x (IRW) + (O2 - O1) x (ORW))
------------------   -----------------   -----------------   -----------------   ------------------
(      T1                   L1                  P1                   I1                  O1       )

Where:

      T1 is the lowest price of a 777 tire at the beginning of year 1 T2 is the lowest price of a 777 tire at the beginning of year 2 (specific tire/quantity and 3 suppliers to be specified)

      L1 is the lowest price of lube per liter at the beginning of year 1 L2 is the lowest price of lube per liter at the beginning of year 2 (lube type/quantity and 3 suppliers to be specified)

      P1 is the lowest price for the part list at the beginning of year 1 P2 is the lowest price for the part list at the beginning of year 2 (list of parts/quantities and 3 suppliers to be specified)

      I1 is the interest rate (TIIE 28 day/specified source) at the beginning of year 1
      I2 is the interest rate (TIIE 28 day/specified source) at the beginning of year 2

      O1 is the general minimum wage established by the Comision Nacional de los Salarios Minimos in force in the Altar, Sonora, area at the beginning of year 1, as published in the Diario Oficial de la Fedaracion
      O2 is the general minimum wage established by the Comision Nacional de los Salarios Minimos in force in the Altar, Sonora, area at the beginning of year 2, as published in the Diario Oficial de la Fedaracion

As indicated on Appendix A, Contractor's typical costs are composed of a number of items which comprise different percentages of total costs, including:

      Off road tires            8.68%

      Lubricants                3.45%

      Parts                    21.05%

      Interest (Financing)      9.97%

      Labor                    18.46%

      Total                    61.61%


--------------------------------------------------------------------------------

The relative weighting (RW) of the above items (to their total) is then:

      Tires (TRW)              8.68/61.61 = 14.09%

      Lubricants (LRW)         3.45/61.61 = 5.60%

      Parts (PRW)              21.05/61.61= 34.17%

      Interest (IRW)           9.97/61.61 =  16.18%

      Labor (ORW)              18.46/61.61 = 29.96%

where for example, TRW is the relative weighting of the tire cost to the total cost of the five items expressed as a percentage.

The Contractor will be paid 4% annual escalation (as already included in the contract mining rates set forth in Appendix A) plus 1/2 of any increase over 4% up to 8% using the above formula on an annualized basis. Above an 8% annualized rate the following table will be used, which shows to what extent each party will be responsible for bearing the cost of the escalation:

      Price Change Percentage Table

                            MSR         CONTRACTOR
                            ---         ----------
      Year 1                 50%                50%
      Year 2                 60%                40%
      Year 3                 70%                30%
      Year 4                 80%                20%
      Year 5                 90%                10%
      Year 6 - after         95%                 5%

The above calculation will be carried out annually and the results of the calculation will be applied to the contract mining rates for waste and ore mining for the following year.

SAMPLE CALCULATION

(a)   Calculation done at the start of year 2 (for application to year 2)

      o 3 quotes obtained by Contractor for specified tire in a specific quantity (usual actual purchase quantity).

            T1 = $7,850, T2 = $9,400, (T2 - T1) = $1,550, TRW = 14.09%.

      o 3 quotes obtained by Contractor for specified lube per liter in a specific quantity (usual actual purchase quantity).

            L1 = $1.37, L2 = $1.60, (L2 - L1) = $0.23, LRW = 5.60%.


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                                      H-18

      o 3 quotes obtained by Contractor for specified parts list in specific quantities (usual actual purchase quantities).

            P1 = $10,000, P2 = $11,000, (P2 - P1) = $1,000, PRW = 34.17%.

      o     TIIE 28 day interest rate I1 = 10.0%, I2 = 11.0%, (I2 - I1) = 1.0%,
            IRW = 16.18%.

      o     The general minimum wage in Altar, Sonora, O1 = 100, O2 = 104, (O2 -
            O1) = 4, ORW = 29.96%

Formula:

(T2 - T1) x (TRW) + (L2 - L1) x (LRW) + (P2 - P1) x (PRW) + (I2 - I1) x (IRW) + (O2 - O1) x (ORW)
-----------------   -----------------   -----------------   -----------------   ------------------
       T1                  L1                  P1                   I1                 O1

(1550) x (14.09%) + (0.23) x (5.60%) + (1000) x (34.17%) + (1.0) x (16.18%) + (4) x (29.96%)
----------------    ----------------   -----------------   ----------------   --------------
     7850                 1.37               10000               10.0              100

(0.0280) + 0.0009 + 0.034 + 0.016 + 0.012) = 0.099 or 9.9%

Using the formula above, the annual escalation factor is calculated to be 9.9%.

(b)   Application of Rules

      Apply previously stated rules to determine applicable annual escalation factor (9.9%):

      First 4.00% - already built into rates = no change.

      Next 4.00% - Contractor receives 1/2 of any increase over 4% up to 8% = 2.00%.

      Remaining 1.90% - MSR is responsible for bearing 60% of the cost of escalation in year 2, therefore Contractor is entitled to receive = 1.90% x 60% = 1.14%.

      Additional applicable annual escalation factor = 2.00% + 1.14% = 3.14%.

(c)   Application to Mining Contract Rates

      From  Appendix A Contractor's mining rates for year 2 are:

            Waste mining - $0.740 per tonne; Ore mining - $0.794 per tonne.

            Waste mining = $0.740 x ( 1 + ( 3.140 / 100 ) ) = $0.7632

            Ore mining = $0.794 x ( 1 + ( 3.140 / 100 ) ) = $0.8189

      These rates would then be used for Year 2.

      (d) If the annual escalation factor is a negative %, then the same calculations would be made (including the 4% escalation already built into the rates), except that for decreases from 4% to 8%, MSR would receive the entire benefit, and for decreases in excess of 8%, the percentages reflected in the Price Change Percentage Table will reflect the percentage of the decrease by which MSR will benefit.


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                                      H-19

5.6   Withholding Payments and Setoff

      MSR may, without limiting any other rights or remedies MSR may have, withhold from payments due to Contractor under this Mining Contract the reasonable value of any claim which Contractor has failed to settle pursuant to any indemnity or warranty obligations contained in this Mining Contract. MSR may also retain from any payments due to Contractor under this Contract sufficient funds to discharge any delinquent accounts of Contractor for which liens on MSR's property have been or can be filed, and MSR may at any time pay therefrom for Contractor's account such amounts as are due thereon, including any sums due under any federal or state law. MSR shall not be deemed to be in default under this Contract for exercising its rights under this Section 5.6 with respect to any amounts subject to a dispute under Article 25 or 26.

5.7   Mobilization and Demobilization Payments

      Within thirty (30) calendar days prior to the date the Work is to commence under the Notice to Proceed (as defined in Section 21.1), MSR shall pay to Contractor a mobilization payment of $70,000. Upon termination of this Mining Contract pursuant to Sections 20.1 or 20.4, MSR shall pay to Contractor a demobilization payment of $70,000.

5.8   Advance Payment

      Upon the date the Work is to commence under the Notice to Proceed, MSR shall make an advance payment of $520,000 to Contractor (the "Advance Payment"). The Advance Payment shall be made by wire transfer to an account designated by Contractor pursuant to written instructions delivered by Contractor to MSR at least five calendar days prior to the date the Advance Payment is due. All other payments by MSR to Contractor under this Mining Contract may be made by MSR's check payable to Contractor. The Advance Payment shall serve as an advance for and a credit against any and all compensation due to Contractor from MSR under Sections 1.6.5, 1.7, 5.1, 5.2, 5.7 or otherwise under this Mining Contract, and MSR shall have no obligation to make any payments to Contractor under Sections 1.6.5, 1.7, 5.1, 5.2, 5.7 or otherwise under this Mining Contract until MSR has fully recouped the entire amount of the Advance Payment. If MSR has not recovered the full amount of the Advance Payment within 180 days after the Effective Date, Contractor shall be obligated to repay to MSR any portion of the Advance Royalty that has not been recouped by MSR. In the event that this Mining Contact is terminated for any reason prior to the time at which MSR has recouped the entire amount of the Advance Payment, the amount of the balance of the Advance Payment not yet recouped shall serve as a credit against the demobilization payment owed to Contractor under Section 5.7, and any other amounts owed by MSR to Contractor upon such termination. Within fifteen (15) calendar days after such termination, Contractor shall repay to MSR any portion of the Advance Payment not otherwise recouped by MSR. The Advance Payment shall be secured by a bond in the amount of $520,000, to be posted by Contractor prior to its receipt of the Advance Payment and periodically maintained thereafter, such bond to be issued by a Mexican licensed bonding company, and to be in form and content satisfactory to counsel for MSR, payable to MSR. This clause is not and will not be interpreted as a liquidated damages clause and will not limit Contractor's liability hereunder. Contractor shall continue to be responsible with all of its assets, proceeds, and income (including income due to Contractor hereunder ) for the payment of any damages or losses incurred by MSR on account of Contractor's failure to comply with any of its obligations under this Mining Contract notwithstanding the posting of the bond provided herein.


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                                      H-20

6.    Contract Value

      Based on the Contractor's rates set forth in Appendix A and the schedule of Work provided by MSR as set forth in the Mine Plan, the anticipated payments to Contractor under this Mining Contract (without accounting for adjustments made pursuant to Section 5.5) are as outlined in Appendix G.

7.    Contractor Performance

      Contractor shall perform all Work and any Force Account Work in a good, minerlike, workmanlike, and skillful fashion in accordance with good mining practices and in full compliance with all laws, rules, regulations, specifications and instructions of all federal, state, and local governmental and regulatory bodies and agencies which are or may become applicable to any phase of the Work or any Force Account Work, or any property or person engaged in or affected by the Work or any Force Account Work, including, but not limited to, all Permits, applicable wage and hour laws and regulations and all other laws and regulations dealing with or relating to the employment of persons, and all laws and regulations pertaining to the protection of the environment and the health and safety of persons or property, and official standards or Mexican normas oficiales. Contractor shall obtain, at Contractor's sole expense, all licenses, permits, and authorizations from all federal, state and local governmental and regulatory bodies and agencies which an independent contractor is required to obtain in order to perform the Work and any Force Account Work, and shall furnish to MSR's Representative copies thereof forthwith upon obtaining the same. Such licenses, permits, and authorizations include but are not limited to permits required by the federal government, the State of Sonora, or the Municipality of Altar, Sonora, or any successor agency, permits pertaining to contractor's licenses, and waste disposal and storage permits. Contractor will be responsible for any penalties caused by its failure to conform to the conditions of any of the Permits or any permit required of Contractor. Contractor agrees that it will use Contractor's Equipment solely for the Work and for no other purposes.


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                                      H-21

8.    Environmental and Permitting

8.1   Permitting

      The Mine will be constructed on the authority of the Estudio Tecnico Justificativo de Cambio de Uso de Suelo, Estudio de Impacto Ambiental y Estudio de Riesgo. MSR will be responsible for obtaining Permits relating to carrying out work at the Mine site, except for those permits solely concerning Contractor's own business, equipment and personnel, which Contractor shall obtain as described in Article 7. Prior to giving notice to Contractor requesting commencement of any Work, MSR shall provide the Contractor copies of all Permits required for performing any Work.

8.2   Site Conditions

      Contractor shall keep the Mine site free from all trash resulting from the Work and any Force Account Work. All trash will be disposed of in such a manner that it does not remain visible at the Mine site and in compliance with applicable federal, state and local laws, rules and regulations and applicable Permit requirements. No used motor oil shall be dumped at the Mine site. Upon completion of the Work and any Force Account Work, Contractor shall leave the Mine site clean and free of all equipment, waste materials, and rubbish.


--------------------------------------------------------------------------------

8.3   Waste Disposal

      Contractor shall comply with all applicable federal, state and local laws, rules and regulations, governing the use, handling, processing, production or disposal of solid wastes and hazardous or toxic wastes or substances. Contractor shall take every reasonable precaution to prevent fuel and oil spills or other spills (whether caused directly or indirectly by its actions or failure to act) of hazardous materials or substances, and shall be responsible for the clean-up of all such spills and any and all costs or damages associated therewith. MSR shall be entitled (but not obligated to) clean, remove, or neutralize any hazardous or toxic waste or substance brought by Contractor onto the Mine site without MSR's written permission or without proceeding as required by applicable environmental laws, regulations, or Mexican official standards, at Contractor's cost, expense, and risk, which cost and expense MSR shall be entitled to deduct from any payments due to Contractor hereunder.

8.4   Sewage and Wastewater Disposal

      Contractor shall provide, operate and maintain any facilities required for the disposal of sewage and waste water resulting from the performance of the Work. Under no circumstances shall Contractor discharge raw sewage or polluted water into natural watercourses, lakes, ponds or any other area where such discharge is unauthorized. Contractor shall ensure that all sewage and waste water disposal installations constructed or installed by Contractor, including without limitation temporary toilets, comply with all applicable federal, state and local requirements. The Work shall be performed in such a manner as to prevent solid matter, contaminants, debris and other pollutants (including without limitation refuse, garbage, cement, concrete, sewage effluent, industrial waste, oil and other petroleum products, aggregate processing tailings, mineral salts and silty water) from entering streams, flowing or dry watercourses, lakes, ponds or underground water sources.


--------------------------------------------------------------------------------

9.    Safety

9.1   Site Safety

      The Contractor will not be required to engage in any work practice or operate in a working condition that is unsafe. Similarly, the Contractor shall not engage in any work practice or operate in working condition that is unsafe. Upon detection of an unsafe working condition by either party, the unsafe condition will be addressed as a priority using appropriate procedures. MSR is responsible for insuring that designs for the open-pit, waste dumps, stockpiles, pads, roads, and other layouts under MSR's control are safe and in accordance with proper standards. The Contractor shall maintain operating equipment in a safe condition at all times, and ensure equipment operators have received adequate prior training and that operators of mobile equipment make safety inspections prior to operating any such equipment.

9.2   Compliance with Laws

      Contractor shall comply with all applicable federal, state and local laws, rules, regulations and standards pertaining to protection of the environment and health and safety, and shall require all its employees and representatives to comply with such laws, rules, regulations, and policies in performing the Work and any Force Account Work and while on MSR's property. Contractor shall maintain a safe working environment and a high level of safety awareness by its employees, including an effective safety program. Contractor shall diligently enforce all safety policies and take appropriate corrective action in the event of any violations of those policies, which may include discharge from the premises, against any employee(s) who are found to have violated any of the above-mentioned laws, rules, regulations, standards, or policies or who are found to disregard the safety rules of the job site including, without limitation, those against alcohol or other intoxicants, fighting, or firearms on MSR's property. MSR is not assuming any safety responsibility for Contractor but shall require that Contractor manage its personnel to produce the highest level of safety performance.

9.3   Contactor Responsibility

      Contractor shall bear all responsibility under the law for the safety of its own personnel employed in the Work and any Force Account Work and for persons entering the Mine site as agents or visitors of Contractor.


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                                      H-24

9.4   Interim Reclamation

      While the parties acknowledge that Contractor shall have no responsibilities pertaining to final reclamation of the Mine site, Contractor agrees that it will properly conduct any interim reclamation required by applicable federal, state or local laws, rules or regulations or contemplated under any Permits in connection with the performance of the Work and any Force Account Work (for example, by segregating required or reasonably recommended amounts of topsoil), in such a manner as to allow for completion of final reclamation of the Mine site. The removal of cactus and other sensitive flora and fauna ahead of construction and mining is the responsibility of MSR. Contractor shall, however, refrain from removing any cactus or other sensitive flora and fauna existing on the Mine site and on any adjacent area. Contractor shall be responsible for any loss or damages sustained by MSR on account of Contractor's failure to abide by this provision. Contractor shall be paid for any such interim reclamation work at the hourly rates for Contractor's Equipment set forth in Appendix A.

9.5   Inspection

      On request of MSR, Contractor shall make available to the MSR Representative, for inspection and copying, all safety records maintained by Contractor. In addition, within two (2) calendar days after receipt or submission, Contractor shall furnish MSR's Representative with a copy of:

      (a) Any accident report submitted to any governmental agency by Contractor.

      (b) Any federal or state accident investigation report issued in connection with any accident involving an employee of Contractor at the Mine site.

      (c) Any petition filed by Contractor to modify the application of any safety standard at the Mine site.

9.6   Security

      Contractor shall assume full responsibility for the security of the Work and for the materials and equipment in all Work areas. If at any time the security arrangements of Contractor are deemed by MSR or any governmental agency to be inadequate or incomplete, on the basis of unsatisfactory experience during the course of the Work, MSR may take whatever action is reasonably necessary to remedy such inadequacy or incompleteness and any additional cost of such action shall be for the account of Contractor. The taking of such action shall in no way relieve Contractor of any responsibility for the complete security of all Work areas.


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                                      H-25

10.   Equipment Inspection

      MSR reserves the right to inspect the Contractor's Equipment and any other equipment which the Contractor proposes to utilize in the performance of the Work. Such inspection shall be for the purposes of determining the condition and suitability of all such equipment for the Work. Such determination will be at the discretion of MSR. MSR's inspection of Contractor's Equipment shall not relieve Contractor of its responsibility to keep Contractor's Equipment in optimal operating conditions and safe for use on the Mine site. If MSR determines that any of such equipment is not suitable for the Work, MSR shall notify Contractor in writing, and Contactor shall be required to provide replacement equipment within fifteen (15) calendar days after receipt of such notice.

11.   Contractor Status

      All Work and any Force Account Work shall be performed by Contractor as an independent contractor, and Contractor's employees shall at all times be under Contractor's sole direction and control. Contractor shall receive directions from MSR as to the desired results of Work and any Force Account Work and Contractor shall be responsible for directing Contractor's employees as to the means for accomplishing such results. Neither Contractor nor anyone used or employed by Contractor shall be deemed for any purpose to be the agent, servant, employee, or representative of MSR in the performance of this Agreement. Nothing in this Agreement shall be construed to mean that Contractor is a partner of MSR or a joint venturer with MSR. The relationship of Contractor to MSR under this Agreement and with respect to the Work and any Force Account Work, shall be that of an independent contractor. Neither Contractor nor its employees or agents is entitled to worker's compensation benefits from or through MSR. Contractor shall be responsible for and shall withhold or pay, or both, as may be required by law, all taxes pertaining to the employment of its personnel and/or performance of the Work and any Force Account Work. All fines, penalties or other charges imposed or assessed against Contractor by reason of its violation of, or failure to comply with, any provisions of such law, together with all expenses of defending litigation in respect thereto, shall be paid by Contractor. Contractor also assumes full responsibility for the payment of all payroll burdens, fringe benefits and payroll taxes, whether federal, state, municipal or otherwise, as to its employees, servants or agents engaged in the performance of the Work and any Force Account Work. Further, Contractor shall make all contributions to the pension funds that may be required to be made on behalf of its employees, servants or agents under any collective bargaining agreement to which they are subject, and shall defend, indemnify and hold MSR harmless from any claims or damages (including reasonable attorney's fees) arising as a result of its failure to do so.


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                                      H-26

12.   Site and Equipment Inspection and Access

12.1  Inspection

      Contractor represents and warrants that (a) it has inspected the Mine site where the Work is to be performed, and is familiar with the topography and physical characteristics of the area, and after careful examination, has been satisfied as to the nature, extent and location of the Work, the conditions of the ground, the character, quality of the surface or subsurface materials and structures to be encountered (as indicated by subsurface data included in drill hole information included in the Mining Plan), the character of equipment and facilities needed preliminary to and during the execution of the Work, the availability of labor, water and power, the adequacy of roads and means of ingress and egress, uncertainties of weather, conditions pertaining to transportation, disposal, handling and storage of materials, the general and local conditions, the prices and availabilities of equipment and materials, and all other matters which may affect the Work, and (b) it has taken all actions that a reasonable and prudent person engaged in providing and performing services of a similar nature would take to become fully informed regarding all existing and expected conditions and matters which, during the performance of the Work, could affect the Work or performance of the Work in any way, and especially the cost of performing the Work. Contractor hereby accepts the conditions at the Mine site as suitable for the performance of the Work, and hereby expressly waives and releases MSR from any and all demands or claims for damages, fees and/or costs, incurred by Contractor by reason of any alleged representations, warranties, tests, descriptions or statements made by MSR prior to the date hereof, and not expressly set forth in this Mining Contract. Although MSR has used good faith efforts to make available to Contractor such information concerning the Mine and the Mine site as is in MSR's possession, MSR makes no representation or warranty as to the accuracy, reliability or completeness of any information previously provided by MSR to Contractor, including any information contained in any of the Appendices to this Mining Contract, and Contractor shall rely on the same at its sole risk. The failure of Contractor to acquaint itself with any applicable conditions such as all underground installations and workings, electrical cables, utilities, telephone\fiber optic lines and other obstacles, shall not relieve Contractor from the responsibility for properly estimating the difficulties and costs of successfully performing the Work and completion of this Contract, and shall not be grounds for adjusting either the price or the schedule for the performance of the Work.


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                                      H-27

12.2  Access to Site

      Reasonable working areas for storage, shops, equipment yards, stockpiles, and other facilities required in connection with Contractor's performance of the Work will be made available to Contractor by MSR during the Term of this Mining Contract without charge. Whenever possible, the areas designated for Contractor's working area will be located as requested by Contractor. MSR agrees to give Contractor access to all areas which are necessary for performance of the Work. The designated areas and their usage will be subject to approval by MSR and shall not be occupied by Contractor without the prior written consent of MSR, which consent shall not be unreasonably withheld.

12.3  Problems at the Site

      To the extent it becomes aware of same, Contractor shall advise MSR's Representative in writing of any deficiencies caused by others at the Mine site which affect Contractor's Work. MSR's Representative shall have a reasonable period of time to have such deficiencies corrected and Contractor shall be required to proceed with the Work unless such deficiencies are not timely corrected (and Contractor agrees to notify MSR in writing that in its view such a deficiency has not been timely corrected prior to any cessation of the Work by Contractor). In the event of such a cessation of the Work, Contractor shall be entitled to an equitable adjustment through a Force Account Work Authorization form. This Section 12.3 shall in no way require or allow Contractor to inspect and approve the work of MSR's other contractors or subcontractors.


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                                      H-28

13.   Additional Contractor Duties

13.1  Dust Control

      Contractor shall control dust created by its activities from all Mine access and haul roads, waste dumps and from the Mine in accordance with applicable federal, state and local laws, rules and regulations.

13.2  Additional Equipment

      In addition to the Contractor's Equipment, Contractor shall supply at its sole expense all equipment, supplies, tools, fuels, labor, transportation, and support (including, but not limited to, security, sanitation and trash disposal facilities) necessary to perform the Work and any Force Account Work. No part of the Contractor's Equipment shall become affixed to the Mine site and Contractor shall be entitled to make such filings with governmental agencies as it deems necessary or advisable to protect its title in and to Contractor's Equipment.

13.3  Survey Control

      Contractor shall maintain accurate survey control as required to follow the Mining Plan. If Contractor fails to maintain such accurate survey control, Contractor shall remedy that failure at its sole expense, with no increase in compensation. In the event Contractor does not maintain accurate survey control and MSR incurs any expenses in remedying such failure (which such expenses MSR may incur in its reasonable discretion), the amount of all such expenses may be deducted by MSR from future payments due to Contractor under this Mining Contract.

13.4  Monuments

      Contractor shall protect and preserve all existing land survey monuments, including but not limited to section corners, quarter sections corners, bench marks, and reference points established by MSR or others. Contractor shall inform the MSR Representative immediately if any such bench mark or reference point is disturbed or damaged and shall be responsible for its repair and/or replacement.

13.5  Labor Disputes

      Contractor shall promptly notify MSR of any labor dispute which has occurred or which Contractor anticipates may occur, and which has affected or will or may affect Contractor's ability to perform the Work, or the Contractor's ability to obtain any required materials, equipment or construction aids, and shall give MSR such full and complete information concerning any such labor dispute as MSR may reasonably request. Contractor shall consult with MSR prior to making any settlement of such labor dispute.


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                                      H-29

13.6  Wages

      Contractor agrees to pay its hourly employees at the Mine at wage rates at least equal to the minimum rates required by applicable federal, state and local law.

13.7  Ad Valorem Taxes

      Contractor shall pay when due any property tax imposed on Contractor's Equipment or otherwise on any real or personal property owned by Contractor and any business or occupation or transportation or other tax which may be imposed or assessed against it or its operations or activities hereunder.

13.8  Legal Issues

      If Contractor observes that any portions of the Mining Plan or activities at the Mine are at variance with applicable federal, state or local laws, rules or regulations, Contractor shall promptly notify MSR in writing.

13.9  Spare Parts

      Contractor agrees to maintain an adequate quantity of spare parts, fuel, and other consumable products at all times as necessary to avoid undue disruption of the performance of the Work.

13.10 Maintenance

      Incidental safety, mining-related or maintenance requirements pertaining to the Mine site shall be provided by Contractor at no additional charge to MSR. Any such requirements which impose additional costs to Contractor in excess of $1,000 per occurrence shall be billed by Contractor to MSR, but only after MSR has approved the performance of such requirements in writing; provided, however, that in any event Contractor shall timely pay the first $1,000 per occurrence, and provided further, that if Contractor fails to perform any such incidental safety, mining-related or maintenance requirements within a reasonable period of time after becoming aware of the need for such performance, MSR may perform the same on Contractor's behalf, and all reasonable expenses (not to exceed $1,000 per occurrence) incurred by MSR in connection with such performance may be deducted by MSR from future payments due to Contractor under this Mining Contract.


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                                      H-30

13.11 Non-Discrimination

      MSR requires that the Contractor comply with all applicable federal, state and local laws, rules and regulations concerning non-discrimination in employment. Contractor agrees to so comply and will not discriminate against any employee or applicant for employment because of race, age, color, religion, sex or national origin, or because of any other conditions, as provided in Section 1st of the Mexican Constitution.

13.12 Antiquities

      All fossils, coins, articles of value or antiquity and structures and other remains or relics of geological or archaeological interest discovered on or in the areas of the Mine are and will remain the absolute property of the Mexican government, as and to the extent that this is mandated by Mexican law. Contractor shall: (a) take all reasonable precautions to prevent unauthorized removal of, or damage to, any such discovery; (b) inform MSR's Representative immediately upon discovery; and (c) obtain and comply with MSR's instructions for removal and disposal of the discovery.

14.   Additional Duties of MSR

      MSR shall, in accordance with and subject to the terms and conditions of this Mining Contract:

14.1  Payment of Taxes

      Pay any tax applicable to the mining concessions covering the properties that make up the El Chanate project, as well as all royalty or lease fees which may now or hereafter become due any landowner(s) as a result of ore mined hereunder (which it is understood shall at all times remain MSR's property) or otherwise.

14.2  Access

      Provide Contractor full and complete access, subject to MSR's normal security control and safety procedures and applicable governmental laws, rules and regulations and the limitations set forth in any applicable permit, to the Mine site as required for the orderly and timely performance of the Work.


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                                      H-31

14.3  Problems with the Work

      If it becomes aware of any problem in the Work or non-conformance with the Mining Plan, give prompt written notice to Contractor; provided, however, that MSR's failure to give such notice shall not be deemed a waiver of any of its rights or remedies under this Mining Contract.

15.   Insurance

15.1  Coverage

      Contractor shall, prior to the execution hereof, procure, and before commencing any activities under this Mining Contract and during the progress of the Work and for any additional periods after termination of this Mining Contract necessary to ensure complete coverage for any incidents that occurred during the Term of this Mining Contract, carry, at its own expense, on forms and with reliable insurance companies selected by Contractor and acceptable to MSR and authorized to do business in the State of Sonora, the following insurance coverage (which insurance, notwithstanding any provision of this Article 15 to the contrary, shall be for the greater of the liability limits set forth below or the limits required by applicable law):

      (a) Worker's Compensation as required by the Mexican Ley del Seguro Social, as amended from time to time.

      (b) Comprehensive General Liability Insurance, including premises/operations, independent contractors, contingent coverage, contractual liability for assumed liabilities, and completed operations coverage for a period of one year following completion of the Work, coverage for explosion, collapse, and underground property damage liability coverage, and broad form property damage liability endorsement, with inclusive limits of One Million Dollars ($1,000,000.00) for injury or death resulting from any one occurrence, and property damage liability limits of One Million Dollars ($1,000,000.00) per occurrence, including, subject to policy terms and conditions, damage to MSR property.

      (c) Automobile and truck liability insurance, including all Contractor-furnished, non-owned, hired, rented, or owned equipment, with bodily injury liability limits of One Million Dollars ($1,000,000) for injuries to or death of any one person and Three Million Dollars ($3,000,000) for injuries to or death of more than one person resulting from any one occurrence, and property damage liability limits of One Million Dollars ($1,000,000) per occurrence.


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                                      H-32

      (d) All policies providing coverage hereunder shall contain provisions that no cancellation or material changes in the policies shall become effective except on thirty (30) calendar days' advance written notice thereof to MSR. Any notice of cancellation or change may be challenged by MSR if it is inconsistent with this Mining Contract or detrimental to MSR's rights or interests hereunder.

15.2  Additional Insured

      All of the above-described insurance policies (with the exception of worker's compensation) shall name MSR as an additional insured (subject to the policy terms and conditions and the limitations on liability set forth herein) and shall contain provisions that the insurance companies will have no right of recovery or subrogation against MSR, its affiliates or subsidiaries, it being the intention of the parties that Contractor's carrier shall be liable for any and all losses covered by the above-described insurance.

15.3  Deductibles

      Any and all deductibles in the above-described insurance policies shall not be in excess of industry norms and shall be assumed by, for the account of, and at Contractor's sole risk.

15.4  Certificates

      Before mobilization commences or any Work is performed by Contractor, Contractor shall secure and deliver to MSR certificates evidencing that insurance coverage of the types and limits provided for above are in full force and effect.

15.5  Default

      If Contractor has failed to obtain any of the above-referenced insurance policies, such failure shall be cause for termination of this Agreement pursuant to Section 20.2. Failure to secure the required insurance coverage, or the failure to comply fully with any of the insurance provisions of this Mining Contract, or the failure to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Mining Contract, shall in no way act to relieve Contractor from any of its obligations under this Mining Contract, anything in this Mining Contract to the contrary notwithstanding. In the event that liability for any loss or damage be denied, as a result of any of the foregoing failures by the Contractor, or if Contractor fails to maintain any of the insurance policies herein required, Contractor will defend, indemnify and hold MSR harmless from and against all losses, claims, demands, and expenses (including reasonable attorneys' fees), which would otherwise be covered by said insurance.


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                                      H-33

15.6  Scope of Coverage

      The insurance protection afforded MSR under this Agreement shall inure to the benefit of MSR and all of its affiliates; and when so requested by MSR, Contractor shall furnish certificates of insurance showing contractual liability coverage specifically indicating Contractor's contractual indemnity requirements as set forth in Article 17 of this Mining Contract to apply to MSR and all subsidiaries and affiliates of MSR as set forth in Article 17. The sum for which insurance coverage shall be procured and maintained shall not be taken as a liquidated damages amount and will not limit Contractor's liability under this Mining Contract; Contractor shall continue to be responsible with all of its assets, proceeds, and income (including income due to Contractor hereunder) for the payment of any indemnification or other amounts due by Contractor under this Mining Contract irrespective of the recovery of any insurance payments.

15.7  Additional Insurance

      Contractor shall have the right to maintain at its own expense any additional kinds of insurance or increase limits above those set forth in this
Article 15.

15.8  Subcontractor Insurance

      Contractor will not allow any permitted subcontractor to enter upon or continue the performance of any portion of the Work unless such subcontractor is and remains insured under policies affording the same coverage and in compliance with the same terms as described above in Sections 15.1 - 15.6. Each subcontractor will also furnish a standard endorsement to its Comprehensive General Liability policy naming Contractor and MSR as additional insureds under said policy. The policy must also contain a cross-liability or severability of interest clause. Certificates of Insurance or other evidence of insurance acceptable to MSR shall be made available to MSR before the commencement of any portion of the Work by any subcontractor. The parties hereby agree that the provisions of this Section 15.8 are not intended to alter any of Contractor's obligations set forth in the remainder of this Article 15, and that any subcontractor's insurance policies shall be supplemental to rather than substitutes for the policies required to be maintained by Contractor.


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                                      H-34

16.   Liens and Encumbrances

16.1  Prompt Payment

      Contractor agrees to pay promptly all debts incurred by Contractor in performance of the Work and any Force Account Work.

16.2  No Liens

      Contractor shall keep the property on which the Work is performed free of all liens for labor or materials. Contractor shall keep all of the Contractor's Equipment and any other equipment used in conducting the Work, free and clear of all liens and encumbrances arising by, through, or under the Contractor, except liens and encumbrances placed on Contractor's Equipment to secure the repayment of money borrowed to purchase Contractor's Equipment.

16.3  Repairs

      Contractor shall at its sole expense immediately repair all damage to any property, including without limitation Contractor's Equipment, any fixed facilities at the Mine site, and any utilities, water lines, pipe lines, power lines, telephone poles, power poles, buildings, and fences at the Mine site, which may result directly or indirectly from performance of the Work.

16.4  Indemnity

      Contractor agrees to defend, indemnify and hold MSR harmless from and against any and all losses, expenses or damages (including reasonable attorney's fees) arising from any failure of Contractor to perform its obligations under this Article 16. The provisions of this Article 16 shall survive any termination or expiration of this Mining Contract notwithstanding any payment or settlement between the parties unless such settlement is in writing and such writing explicitly refers to this Article 16.

17.   Indemnification and Distribution of Risk

17.1  Indemnification by Contractor


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                                      H-35

      In addition to those specific indemnification obligations set forth elsewhere in this Mining Contract, Contractor agrees to indemnify, hold harmless and defend MSR and any subsidiaries or affiliates, and their officers, directors and employees, from and against any claim, demand, cause of action, loss, damage, expense (including reasonable attorneys' fees), or liability whether on account of injury to or death of persons (including the employees of MSR or Contractor) or damage to or loss of property (including the property of MSR) or otherwise, arising from or related to (a) the performance by Contractor, its agents or employees of any Work or Force Account Work under this Mining Contract, or the conduct by Contractor of any other activities at the Mine site, including without limitation: (i) any claim, loss, or liability arising under non-delegable duties of Contractor or arising from supplies provided for Contractor's use by MSR; (ii) any Materials of Environmental Concern (as defined below) which arise from or are related to activities or operations of whatever nature undertaken by Contractor at the Mine site or pursuant to this Mining Contract; and (iii) any action to enforce Contractor's indemnification obligations under this Mining Contract, including without limitation this
Article 17, (b) the breach of any of Contractor's representations or warranties in this Mining Contract, or (c) Contractor's failure to perform any of its obligations under this Mining Contract. In connection with the foregoing indemnity, it is agreed that Contractor shall, in particular (but without limitation except as stated herein), be responsible for injuries to or death of any of its employees in the course of performance of any Work or Force Account Work under this Mining Contract or in the course of performance of any operations or activities at the Mine, and shall indemnify, hold harmless, and defend MSR from and against any claim based on a theory or principle involving allegations that such employees of Contractor are borrowed servants of MSR, or based on a theory or principle involving allegations of MSR's negligence in its failure to supervise or control their actions.

17.2  Damage to Contractor's Equipment

      Contractor assumes responsibility for all loss of, damage to or destruction of any of Contractor's Equipment, and all other property used in connection with the performance of any Work under this Mining Contract or the conduct of any activities or operations by Contractor at the Mine site, including Contractor's facilities and personal property of Contractor's employees, from whatever cause arising.


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                                      H-36

17.3  Indemnification by MSR

      In addition to those specific indemnification obligations set forth elsewhere in this Mining Contract, MSR agrees to indemnify, hold harmless and defend Contractor and any subsidiaries or affiliates, and their officers, directors and employees, from and against any claim, demand, cause of action, loss, damage, expense (including reasonable attorneys' fees), or liability whether on account of injury to or death of persons (including the employees of MSR or Contractor) or damage to or loss of property (including the property of Contractor) or otherwise, arising from or related to (a) the conduct by MSR of any of its activities at the Mine site, including without limitation: (i) any Materials of Environmental Concern (as defined below) which arise from or are related to activities or operations of whatever nature undertaken by MSR at the Mine site or pursuant to this Mining Contract; and (ii) any action to enforce MSR's indemnification obligations under this Mining Contract, including without limitation this Article 17, (b) the breach of any of MSR's representations or warranties in this Mining Contract, or (c) MSR's failure to perform any of its obligations under this Mining Contract. In connection with the foregoing indemnity, it is agreed that MSR shall, in particular (but without limitation except as stated herein), be responsible for injuries to or death of any of its employees in the course of performance of any of its operations or activities at the Mine, and shall indemnify, hold harmless, and defend Contractor from and against any claim based on a theory or principle involving allegations that such employees of MSR are borrowed servants of Contractor, or based on a theory or principle involving allegations of Contractor's negligence in its failure to supervise or control their actions.

17.4  Joint Liability

      If any claim, loss, damage, injury (including death) or liability is attributable to the joint or concurring negligence of the Contractor and MSR or the employees or agents of each of them, then all such loss, damage and liability, and the cost and expenses attributable thereto, shall be borne by the parties hereto in such proportion as may be determined by mutual agreement or by a final judgment or award rendered on third-party or cross claims between the parties hereto, or in the absence of either such determination, then equally between the Contractor and MSR, and each party shall bear its own attorneys' fees incurred in connection therewith.


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                                      H-37

17.5  Procedure

      Promptly after receipt by either party hereto of the assertion of any claim, demand, action, suit or the commencement of any proceeding (collectively, a "Claim"), or the discovery of any fact (whether or not it involves a third party claim) upon which such party expects to make a claim for indemnification under this Mining Contract, such party shall give the party who may become obligated to provide indemnification under this Mining Contract (the "Indemnifying Party") written notice describing such Claim or fact in reasonable detail (the "Notice of Claim"). Failure to give such notice which does not materially disadvantage the Indemnifying Party shall not relieve the Indemnifying Party from any liability under this Mining Contract. Except as otherwise provided in this paragraph, the Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the party seeking indemnification (the "Indemnified Party") as to which the Indemnifying Party shall have acknowledged its obligation to indemnify the Indemnified Party; provided, however, that if (i) such Claim seeks an order, injunction or other equitable relief against the Indemnified Party or (ii) the Indemnified Party shall have reasonably concluded that there is a substantial conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Claim, then the Indemnified Party may employ separate counsel and participate in the defense of such Claim to the extent necessary to protect its interests, and the Indemnifying Party shall be responsible for the fees and expenses of such separate counsel. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. The Indemnifying Party shall not settle or compromise any matter with respect to which a party is seeking indemnification without the prior written consent of the Indemnified Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability.


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                                      H-38

17.6  Materials of Environmental Concern

      For purposes of this Article 17, "Materials of Environmental Concern" means (i) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances" under any applicable federal, state or local law, rule or regulation pertaining to the protection of the environment; (ii) any material, waste or substance which is (a) petroleum, oil or a component thereof, (b) any chemical released from the rock, (c) explosives, (d) radioactive materials (including naturally occurring radioactive materials), or (e) solid wastes that pose imminent and substantial endangerment to human health and safety or the environment; and
(iii) such other substances, materials or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law, rule or regulation.

17.7  Limitation on Damages

      Neither party shall be liable to the other for any consequential, punitive, special, or indirect damages, including but not limited to, loss of profit, loss of use, loss of opportunity, loss of production or products, whether such liability is based, or asserted to be based, upon any breach of either party's obligations under this Mining Contract, or whether such liability is based, or asserted to be based, upon any negligent act or omission of a party, its personnel, agents or representatives, or whether such liability is based, or asserted to be based, on any other legal ground.

18.   Force Majeure

18.1  Definition

      The term "Force Majeure," as used in this Mining Contract, shall mean any and all causes beyond the control and without the fault or negligence of the party failing to perform, such as acts of God, acts of public authorities and/or regulatory agencies (including without limitation an inability to obtain required permits or other approvals on terms reasonably acceptable to MSR or the imposition of material new requirements for permits or other approvals that did not exist on the Effective Date), lack of a viable market for the minerals produced from the Mine (as determined by MSR in its sole discretion), actions taken by any ejido group or other non-governmental organizations, acts of the public enemy, expropriation, insurrections, riots, labor disputes, boycotts, material shortages (including vendor failure), fires, explosions, floods, breakdowns of or damage to plants, equipment, or facilities, interruptions to transportation, embargoes, acts of military authorities, or other causes of a similar nature which wholly or partly prevent the performance of the Work or any other obligations under this Agreement. Notwithstanding the foregoing, inclement weather shall not be included as an event of force majeure hereunder unless and until twenty (20) consecutive calendar days' Work have been lost by Contractor during any Annual Period as a result of inclement weather. For purposes of this
Section 18.1, a day of Work shall be deemed to be two (2) working shifts, each of which represents one-half a work day. A shift shall not be deemed lost to inclement weather unless Contractor engages in less than three (3) hours of Work on the shift in question.


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                                      H-39

18.2  Suspension of Obligations

      If because of Force Majeure, either party hereto is unable to carry out any of its obligations under this Mining Contract (other than the obligation of a party to pay money in connection with the performance of this Mining Contract), or MSR is unable to allow the Work to continue or is unable or no longer authorized to conduct mining operations at the Mine as contemplated under any Permit, and if such party shall promptly give to the other party concerned written notice of such Force Majeure, then the obligations of the party giving such notice and the corresponding obligations of the other party shall be suspended as of the date of such notice to the extent made necessary by such Force Majeure and during its continuance, and the Term of this Mining Contract shall be extended for a period of time equal to the period of Force Majeure (subject to the provisions of Section 18.3) provided, however, that the party giving such notice shall use its best efforts to eliminate such Force Majeure insofar as possible with a minimum of delay.

18.3  Duration

      On the occurrence of an event of Force Majeure which substantially impairs performance of the Work for a period in excess of 180 consecutive calendar days or more, either party shall have the option of terminating this Mining Contract, exercisable by giving fifteen (15) calendar days prior written notice to the other party at any time after such inability has continued for a period of 180 consecutive calendar days and prior to the cessation of the event of Force Majeure. In the event of termination pursuant to this Section 18.3, the parties' obligations shall be the same as though this Agreement were terminated pursuant to Section 20.1.

19.   Contract Suspension


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                                      H-40

19.1  Right to Suspend

      MSR reserves the right to suspend (but not terminate) this Mining Contract at any time for its convenience. Such suspension will be made by written notice to Contractor and may include the whole or any specified part of the Mining Contract for a period not to exceed ninety (90) calendar days. The Term of this Mining Contract as set forth in Article 2 shall be extended by the duration of any such suspension.

19.2  Consequences of Suspension

      If this Mining Contract, or a specified part hereof, is suspended for the convenience of MSR, Contractor agrees to permit MSR to, by written notice, direct the amount and type of plant, labor and equipment to be committed to the Work, provided that MSR shall equitably compensate Contractor for such Work in any such circumstance. Upon receipt of any such notice, Contractor will, unless the notice requires otherwise:

      (a) Immediately discontinue Work on the date and to the extent specified in the notice.

      (b) Place no further orders for material, services, or facilities with respect to suspended Work other than to the extent required in the notice or as otherwise agreed to by MSR in writing.

      (c) Promptly make every reasonable effort to obtain suspension on reasonable terms of all such orders to the extent required in the notice.

      (d) Use its best efforts to utilize its labor and equipment in such a manner as to minimize costs associated with suspension

19.3  Compensation for Suspension

      As compensation for suspension, Contractor will be reimbursed for the following items and costs, to the extent that such costs result from or are directly attributable to such suspension of Work:


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                                      H-41

      (a) A standby charge to be paid to Contractor during the period of suspension, which standby charge will be sufficient to compensate Contractor for keeping (to the extent required in MSR's notice of suspension or Contractor's obligation to subsequently perform Work hereunder) Contractor's organization and Contractor's Equipment committed to the Mine in a standby status. Standby rates for Contractor's Equipment shall be ownership cost of the equipment calculated as set forth in Appendix E; provided, however, that for any particular piece of Contractor's Equipment such rates will not be charged for more than the regular number of hours in any 24-hour period that the particular piece of Contractor's Equipment would be used for the Work.

      (b) All reasonable costs associated with the demobilization and remobilization of Contractor's personnel and Contractor's Equipment.

      (c) Contractor will prepare and submit invoices for the foregoing in accordance with Section 5.1.1, which invoices will be paid by MSR in accordance with and subject to the provisions of Section 5.1.3.

19.4  Resumption of Work

      Upon receipt of notice to resume suspended Work, Contractor will resume performance of the suspended Work as promptly as is practicable under the circumstances. If, as a result of any such suspension of the Work, the parties agree that the cost to Contractor of subsequently performing the Work is increased, MSR will pay such increased cost in its payment for any remaining portion of the Work, subject to a written amendment of this Agreement reflecting such agreed upon modifications. Further, the Term of this Agreement will be subject to extension as necessitated by the suspension, plus a reasonable additional period for remobilization. Any claim by Contractor for an adjustment hereunder must be asserted within sixty (60) calendar days after receipt of written notice to resume the Work.

19.5  Duration of Suspension

      If, as a result of one or more suspensions, the Work or part of the Work is suspended for ninety (90) consecutive calendar days or an accumulated total of one hundred and eighty (180) calendar days during any 365 calendar day period, Contractor shall have, during the continuation of the last suspension, the right to terminate this Agreement in whole or in part by written notice to MSR. Said notice shall advise MSR that unless operations are immediately resumed on the Work under suspension, this Agreement shall be terminated in respect of such part or whole of the Work at a date specified in the notice, but not less than thirty (30) calendar days after receipt of the notice by MSR. In the event of termination pursuant to this Section 19.5, the parties' obligations shall be the same as though the Contract were terminated under Section 20.1.


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                                      H-42

19.6  Suspension for Cause

      Notwithstanding any of the provisions of this Article 19 to the contrary, MSR may suspend (but not terminate) this Mining Contract, without any obligation to make any further payments to Contractor or any further liability on the part of MSR, in the event of negligence or willful disregard by Contractor with respect to health, safety, environmental protection, legal matters or proper business practices.

20.   Contract Termination

20.1  Mutual Agreement

      The Mining Contract may be terminated if mutually agreed upon by MSR and the Contractor in writing.

20.2  Default by Contractor

      Each of the following events shall constitute a default by Contractor for purposes of this Section 20.2: (a) commencement of proceedings by or against Contractor under any law relating to bankruptcy, moratorium, reorganization or insolvency; or (b) any material uncorrected failure by Contractor to comply with any of the terms or conditions of this Mining Contract, irrespective of whether or not such failure is identified as a reason for termination elsewhere in this Mining Contract. In the event of any alleged default by Contractor, MSR shall notify Contractor in writing of such default condition, and if Contractor fails to present in writing to MSR within ten (10) calendar days after its receipt of such notice either a statement of reasons why Contractor in good faith disputes the existence of such a default or a plan acceptable to MSR (in its sole discretion) to correct the alleged default, Contractor shall be deemed to be in default. In the event of such a default, MSR shall have the right to terminate this Mining Contract for cause without liability of any kind to Contractor other than payment for Work previously completed (including services, material and equipment for which Contractor has executed written contracts, it being understood that all such material and equipment covered by such contracts shall become the property of MSR), and MSR shall have the right if it so desires to take over the Work of the Contractor in full, and exclude the Contractor from any further participation in the Work covered by this Mining Contract; or, at its option MSR may take over such portion of the Work as MSR shall deem to be in the best interest of MSR, and require the Contractor to continue with the remaining portions of the Work. Whichever method MSR might elect to pursue, MSR agrees to complete the Work to the best of its ability and in the most economical manner available to it at the time. Any costs incurred by MSR in performing any such portion of the Work covered by this Mining Contract shall be charged against any payments due or to become due to Contractor under the terms of this Mining Contract, and in the event the total amount due or to become due to Contractor under the terms of this Mining Contract shall be insufficient to cover the costs incurred by MSR in completing the Work, then the Contractor and its sureties and/or insurers, if any, shall be liable to MSR for the difference. If Contractor timely provides notice to MSR that it disputes the existence of such a default, the provisions of Articles 25 and 26 shall apply, although the termination shall take effect immediately.


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                                      H-43

20.3  Use of Equipment

      If this Mining Contract is terminated pursuant to Section 20.2, Contractor shall make available to MSR (for use by MSR or any third party selected by MSR), for a period of time equivalent to the remainder of the Term of this Mining Contract, (i) all of Contractor's Equipment and current inventories of spare parts, consumables and mining supplies and materials owned by Contractor and used in the performance of the Work, and all other materials, tools and supplies used by Contractor in the performance of the Work, and (ii) all of Contractor's employees at the Mine. If MSR chooses to use any Contractor Equipment and materials, Contractor shall be paid for all such Contractor Equipment, current inventories of spare parts, consumables, mining supplies and other materials used by MSR in performance of the Work, at Contractor's cost. If MSR chooses to use Contractor's employees for the Work, MSR must pay such employees at the same wage and benefit rates previously paid to those employees by the Contractor. The parties hereby acknowledge that it is their intention that if MSR uses Contractor's Equipment and materials or employees in performing any of the Work, the costs to MSR to use any such Contractor's Equipment and materials and employees shall be no greater than the costs MSR would have incurred had Contractor performed that Work under this Mining Contract.


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                                      H-44

20.4  Default by MSR

      Should any amounts invoiced by Contractor become past due by thirty (30) calendar days or more, or if MSR fails to perform any of its other material obligations under this Mining Contract in a timely manner as required by this Mining Contract, Contractor may elect to give notice in writing of such default, specifying the same and the corrective measures to be taken. If MSR, within a period of thirty (30) calendar days after receipt of such notice, shall fail to:
(i) remedy the default or, (ii) if the default (other than a failure to make payment on any invoice) cannot be remedied with thirty (30) calendar days, to implement measures within thirty (30) calendar days and diligently pursue such measures to remedy the default within the shortest reasonable time, then and in any such event, Contractor may terminate this Mining Contract for cause and treat it as having been repudiated by MSR. If MSR timely provides notice to Contractor that it disputes the existence of such a default, the provisions of Articles 25 and 26 shall apply, and MSR shall not be deemed in default until a final decision by the arbitrators as set forth in Article 26. In the event of termination for MSR's default, the parties' obligations shall be the same as if this Mining Contract had been terminated under Section 20.5, and in addition MSR shall be obligated to make the demobilization payment to Contractor required under Section 5.7.

20.5  Termination for Convenience

      If MSR decides, which it shall have the right to do at any time in its sole discretion, to terminate this Mining Contract for any reason other than (a) pursuant to Section 20.2 as the result of a default by Contractor, (b) as specifically provided for in any of the other provisions of this Mining Contract, (c) bankruptcy, moratorium, reorganization or insolvency or (d) as a result of Force Majeure, then MSR will pay Contractor a termination payment based on when such termination occurs, in accordance with the following schedule:


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                                      H-45

      Year 1   $650,000
      Year 2   $350,000
      Year 3   $180,000
      Year 4   $      0
      Year 5   $      0
      Year 6   $      0

The above termination payment shall be prorated on a monthly basis during the year that the Mining Contract is terminated pursuant to this Section 20.1.5. As an example, if MSR terminated the Mining Contract pursuant to this Section
20.1.5 in the fourth month of the second year of the Mining Contract (each year running from the Effective Date or any anniversary thereof to the next anniversary), the termination payment would be calculated as follows:

      $350,000 - ($350,000 - $180,000)    x  4  =   $293,333
                 ---------------------
                          12

Such termination payment (if any) shall be the sole obligation and liability of MSR to Contractor in connection with MSR's termination of this Mining Contract under this Section 20.5. For purposes of this Section 20.5, Year 1 shall be deemed to have begun on the date of commencement of the Work, and each subsequent year shall be deemed to have begun on the appropriate anniversary of the date of commencement of the Work.

20.6  Survival

      The parties agree that in addition to those provisions of this Mining Contract which expressly survive its termination, the provisions of Sections 5.7, 5.8, 8.2-8.4, 9.4, 15.1-15.8, 16.2, 17.1-17.7, 21.2, Articles 7, 11, 23,
24, 26, 27 and 31, and this Article 20 shall survive the termination of this Mining Contract for any reason.

20.7  No Decree Required

      No judicial or arbitration proceedings or judgments or awards of any kind shall be required for the termination of this Mining Contract to take effect on account of a default by Contractor, or when terminated as provided in Section
20.1 or 20.5 hereof.

20.8  Release

      Upon termination of this Mining Contract for any reason, Contractor shall provide MSR with a release satisfactory in form and substance to counsel for MSR.


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                                      H-46

21.   Contract Award and Effective Date

21.1  Notice of Award and Notice to Proceed

      The parties agree that this Mining Contract shall not become effective until the date of receipt by Contractor of a formal Notice of Award, in the form of the attached Appendix F, by email, FAX and first class mail (the "Effective Date"). The Notice of Award will inform Contractor that it is MSR's choice of Contractor for the Mine, should it proceed. Contractor shall return the Acceptance of Notice as directed. The parties' obligations under this Mining Contract are then conditional upon MSR obtaining its project financing for the Mine and MSR's formal decision to proceed with the Mine at that point. Upon such a decision by MSR to proceed, MSR will send the Notice to Proceed. Upon receipt of the Notice to Proceed, Contractor agrees to mobilize for actual physical Work as directed by MSR, which shall be no sooner than sixty (60) days but no later than ninety (90) calendar days after receipt of the Notice to Proceed. The Notice to Proceed shall indicate the date Contractor's Work hereunder shall commence.

21.2  Change in Rates

      Both MSR and Contractor acknowledge that MSR's Mining Plan and Feasibility Study are based on Contractor's rates for mining and equipment set forth in Appendix A, and the standby rates set forth in Appendix E. MSR and Contractor also acknowledge that the mining rates set forth in Appendix A may need to be adjusted for inflation, and are subject to change after September 1, 2006. MSR and Contractor agree that, as long as the Notice to Proceed is received by Contractor on or before June 1, 2006, with a specified date of commencement of the Work not later than September 1, 2006, the mining rates set forth in Appendix A shall apply; provided, however, that those mining rates shall be adjusted as described in this Section 21.2 for the rate of inflation between September 23, 2005 and the date of commencement of the Work, calculated using the escalation formula set forth in Section 5.5. For purposes of this Section 21.2, the baseline numbers for tires, lubricants, replacement parts, interest rates and labor are the ones described in Appendix K hereto. For purposes of this Section 21.2, if the escalation percentage between September 23, 2005 and the date of commencement of the Work is four percent or less, the mining rates set forth in Appendix A shall remain unchanged. If that escalation percentage is greater than four percent, the mining rates set forth in Appendix A shall be increased by an amount equal to one-half of the percentage increase in excess of four percent (so that, for example, if that escalation percentage turns out to be six percent, the mining rates for Year 1 and each subsequent year in Appendix A would be increased by one percent). After any initial adjustments made to the mining rates pursuant to this Section 21.2, subsequent adjustments will be made pursuant to Section 5.5. MSR and Contractor further agree that if the Notice to Proceed (as that term is defined in Section 21.1) has not been received by Contractor on or before 5:00 Pacific Time on June 1, 2006, Contractor shall have the right to terminate this Mining Contract. Otherwise, Contractor shall have no right to terminate this Contract prior to June 1, 2006. Alternatively, if Contractor has not received the Notice to Proceed by June 1, 2006, and if Contractor subsequently increases any of its mining, equipment or standby rates, MSR shall have no obligation to proceed with Contractor under this Mining Contract, and may terminate this Mining Contract at any time after it receives a notice from Contractor indicating that any of these rates will be increased and prior to the date it delivers the Notice to Proceed. Upon termination of this Mining Contract pursuant to this Section 21.2, MSR shall have no obligation or liability to Contractor for any payments under Sections 5.7 or 5.8, or any other obligations or liabilities to Contractor pursuant to this Mining Contract, Contractor shall have no obligations or liabilities to MSR under this Mining Contract, and MSR shall be free to enter into negotiations for contract mining at the Mine with any third party.


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                                      H-47

22.   Representations And Warranties

22.1  MSR Representations and Warranties

      MSR represents that it is a corporation duly organized, validly existing and in good standing in Mexico, and is legally authorized to transact business in the State of Sonora, and that, except as set forth in Appendix H, it possesses the Permits for the Mine insofar as the Work contemplated by this Mining Contract is concerned (other than any permits required to be obtained by the Contractor under this Mining Contract); that it has the power to execute, deliver and perform under this Mining Contract; that it has duly executed and delivered this Mining Contract; that there is no action, suit, investigation or proceeding affecting MSR, pending or (to MSR's knowledge) threatened before any court, governmental agency or arbitrator that affects or would affect the legality, validity or enforceability of this Mining Contract, or the consummation of the transactions contemplated hereunder; and that, upon its execution and delivery of this Mining Contract (assuming valid execution and delivery by Contractor), the same will be a legal, valid and binding obligation of MSR, enforceable against MSR in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles generally. MSR further represents that the authority of the individuals who signs this contract on its behalf has not been rescinded, revoked, or restricted in any manner whatsoever.


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                                      H-48

22.2  Contractor Representations and Warranties

      Contractor represents that it is a corporation duly organized, validly existing and in good standing under the laws of Mexico, and is legally authorized to transact business in the State of Sonora, and that it has the power and authority to execute, deliver and perform under this Mining Contract; that it has duly executed and delivered this Mining Contract; that there is no action, suit, investigation or proceeding affecting Contractor, pending or (to Contractor's knowledge) threatened before any court, governmental agency or arbitrator that affects or would affect the legality, validity or enforceability of this Mining Contract, or the consummation of the transactions contemplated hereunder; and that, upon its execution and delivery of this Mining Contract (assuming valid execution and delivery by MSR), the same will be a legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles generally. Contractor further represents that the authority of the individual who signs this contract on its behalf has not been rescinded, revoked, or restricted in any manner whatsoever.

22.3  Performance Warranty

      Contractor represents and warrants that the equipment, labor, materials and Work furnished under this Contract will be in accordance with this Contract, the Mining Plan and industry standards, and that Work will be free from defects not inherent in the quality required or permitted and that the Work will conform with the requirements of the Mining Contract. Contractor warrants that the Work
(a) shall be adequate for the purpose for which intended; and (b) shall be comparable to similar work performed by a first class, efficient, experienced and competent mining contractor of national stature. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. Contractor further warrants that all Contractor's Equipment will be first quality and suitable for the performance of the Work, as will all other materials and supplies furnished by Contractor. Contractor's warranty excludes remedies for damages or defects caused by normal wear and tear under normal usage. Contractor shall repair or replace any defective equipment or materials and shall correct (by repair or replacement) deficient design, engineering or construction of the Work. Contractor shall promptly re-execute any defective Work in accordance with the Mining Contract and the Mining Plan and without expense to MSR.


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                                      H-49

22.4  No Third-Party Beneficiaries

      Except as specifically provided in this Mining Contract, there are no third-party beneficiaries of this Mining Contract, this Mining Contract does not create or confer any legal claim or cause of action in favor of any party not a signatory to this Mining Contract and the obligations and legal duties imposed on any party by this Mining Contract are owed exclusively to the other party or parties and are not owed to any party not a signatory to this Mining Contract.

22.5  Exclusivity

      The express warranties provided in the Mining Contract are EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED INCLUDING ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (WHICH OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED).

23.   Labor Law Related Liabilities

23.1  Contractor's Obligations

      Contractor shall promptly and timely discharge and fulfill all its obligations (contractual, statutory, or otherwise) directly or indirectly relating to its labor relationships, including, but not limited to, those derived from individual or collective employment contracts and to the Instituto Mexicano del Seguro Social, to the Instituto del Fondo Nacional para la Vivienda de los Trabajadores, to retirement pension funds or plans (or Afores), and to federal, state, or local tax laws applicable to those labor relationships.


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                                      H-50

23.2  Indemnity

      Contractor shall defend, indemnify and hold MSR harmless from and against any and all disputes, complaints, blockades, stoppages, closure orders, attachments, garnishments, investigations, audits, and like proceedings directly or indirectly relating to Contractor's labor relationships and for any losses, claims or damages (including reasonable attorney's fees) that MSR might sustain on account of those labor relationships and applicable federal, state and local laws, rules regulations, and Mexican official standards.

23.3  No Responsibility

      MSR is not and will not be responsible for and will not discharge any of Contractor's liabilities and obligations to its employees, or to any agency or authority, including, but not limited to, the Instituto Mexicano del Seguro Social, to the Instituto del Fondo Nacional para la Vivienda de los Trabajadores, to retirement pension funds or plans (or Afores), and to federal, state, or local tax laws, rules or regulations applicable to those labor relationships, and MSR is not and will not be Contractor's substitute or surrogate employer for any purpose whatsoever.

24.   Performance Bond

      To secure and guarantee the timely and complete performance of the Work and all of Contractor's other obligations hereunder, Contractor shall, within thirty (30) calendar days after the Effective Date, post and periodically maintain a performance bond issued by a Mexican licensed bonding company in the sum of $2,000,000, in form and content satisfactory to counsel for MSR, payable to MSR. This clause is not and will not be interpreted as a liquidated damages clause and will not limit Contractor's liability hereunder. Contractor shall continue to be responsible with all of its assets, proceeds, and income (including income due to Contractor hereunder ) for the payment of any damages or losses incurred by MSR on account of Contractor's failure to comply with any of its obligations under this Mining Contract notwithstanding the posting of the bond provided herein.


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                                      H-51

25.   Dispute Resolution

25.1  Informal Resolution

      Any dispute or claim arising between MSR and Contractor relating to interpretation of the provisions of this Mining Contract, to the Work, to the performance of MSR or Contractor hereunder, or to payment or any portion thereof, which has not been resolved by the appropriate staff level personnel of the parties, shall be referred to the following parties for resolution:

      Level   MSR                  Contractor
      -----   ------------------   ----------
      I       MSR Representative   Contractor Representative
      II      President            President

25.2  Memorandum

      If the disputed issues are not resolved at Level I, a memorandum will be prepared jointly by the Level I participants and signed by each of them clearly outlining the unresolved issues, the amount of disagreement and the principal persons responsible for activities leading to the dispute. Within five calendar days of delivery of this memorandum to the Level II participants, the Level II participants shall attempt to resolve the dispute issues, either through telephone conversation or meeting, as appropriate. If the Level II participants cannot resolve the dispute, then the dispute will be settled by arbitration in accordance with the provisions of Article 26.

25.3  Refusal to Perform

      Contractor shall have no right to refuse to perform any Work requested by MSR as provided for in this Mining Contract, except: (a) in the event of an unexcused failure by MSR to pay any undisputed portions of Contractor's invoices; (b) when a requested action is in violation of any applicable federal, state or local law, rule or regulation; or (c) when in Contractor's reasonable opinion the requested action is unsafe.

26.   Formal Dispute Resolution

26.1  Arbitration

      Unless otherwise specifically provided in this Mining Contract, all disputes or differences between the parties that arise in connection with this Mining Contract and that cannot be settled or resolved pursuant to Article 25 shall be resolved or settled by arbitration pursuant to the following rules:


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                                      H-52

      26.1.1 Arbitration Rules

      Any arbitration proceedings engaged in pursuant to this Article 26 shall be governed by the rules set forth in Book Fifth, Title IV (four), of the Mexican Code of Commerce (the "Code of Commerce") (to the extent that they have not been modified by this Article 26) and by the rules agreed upon in this
Article 26, and the arbitral award shall be rendered in abidance by all those rules.

      26.1.2 Place of Arbitration

      The arbitration shall be conducted in Hermosillo, Sonora, at the offices selected by the arbitral board. The arbitral board shall be entitled to convene in any place or offices that it may deem fit for its members to deliberate and to hear the parties, the witnesses, or the experts, or to examine goods or documents.

      26.1.3 Arbitral Board

      The arbitral board shall be composed of three members designated (a) by the Asociacion de Mineros de Sonora A.C. or (b) by a federal or state judge of first instance sitting in Hermosillo, Sonora, Mexico, if the Asociacion de Mineros de Sonora A.C. declines to designate the board or fails to designate the board within thirty (30) calendar days after having been requested in writing to do so by either MSR or Contractor, or if the designated board members cannot or decline to serve as such within that thirty (30) calendar day period. The arbitrators must be individuals, of age, legally qualified, of public good ethical character, independent, and impartial, and with experience in the settlement of commercial disputes, preferably attorneys at law. All the decisions of the arbitral board, including the award and all kinds of procedural rulings, shall be approved by a majority of votes.

      26.1.4 Language of the Arbitration

      The arbitration shall be conducted in the Spanish language. This rule shall apply to all the parties' requests, to all hearings, and to all awards, decisions, or communications of any other kind issued by the arbitral board.

      26.1.5 Applicable Substantive Law

      The disputes or differences shall be settled or resolved applying the applicable Mexican substantive law, but the arbitrators shall have no authority to award consequential, punitive, or special damages or losses, or both, including lost profits. The damages or losses that may be awarded by the arbitrator are only those that qualify as immediate and direct pursuant to Mexican law.


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                                      H-53
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      26.1.6 Applicable Procedural Law

      The arbitral procedure, including the kinds and effects of the objections to or recourses against the arbitral board's decision, shall be governed by this clause and by the rules established by the arbitral board, as provided in
Section 1,435 (one thousand four hundred thirty-five) second paragraph of the Code of Commerce, seeking (i) the prevailment of the material over the formal truth, (ii) the equality of the parties, and (iii) their full opportunity to propound and submit evidence and the unrestricted exercise of their rights.

      26.1.7 Award

      The arbitral award may be challenged before competent judge or court only for invalidity in the cases set out in Section 1,457 (one thousand four hundred fifty-seven) of the Code of Commerce; the judgment rendered in the invalidity proceeding shall not be attackable or appealable by any of the recourses provided in the Code of Commerce.

      26.1.8 Express Waiver of Other Procedures

      In a clear, precise, and irrevocable manner, the parties waive any other dispute resolution procedure to which they are entitled pursuant to the law if not for the arbitral covenant contained in this Article 26, with strict abidance by and without prejudice to the stipulation contained in the first paragraph and in Section 26.1.9.

      26.1.9 Interim or Provisional Remedies

      Notwithstanding the provisions of this Article 26, the parties may petition to the competent state or federal tribunals for interim or provisional remedies, and no such petition shall be understood as implying waiver or abandonment of the right that the definitive issues be settled or resolved as provided in this Article 26.

      26.1.10 Cost of Arbitration and Attorneys' Fees

      The parties shall bear equally the costs of arbitration, including the arbitrators' fees. Each party shall bear separately its attorneys' fees and costs.

      26.1.11 Judicial Remedies

      This arbitration agreement shall not be construed as barring pursuit in any court of competent jurisdiction of judicial remedies in aid of arbitration, including without limitation applications to compel arbitration, to stay judicial proceedings pending arbitration, or to issue interlocutory orders of injunction, replevin, attachment, or other measures that may be necessary to prevent irreparable injury to a party pending arbitration.


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                                      H-54
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      26.1.12 Termination Right

      The prevailing party in any arbitrated matter shall have the option to terminate this Mining Contract within thirty (30) calendar days after the arbitrators' award, without any further liability or obligation whatsoever to Contractor.

      26.1.13 Waiver of Right of Appeal

      Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction, and the parties hereby waive any right of recourse or appeal to the Mexican courts, or any other court, in connection with any question arising in the course of the arbitration. The award recognition and enforcement judgment shall not be attackable or appealable by any of the recourses provided in the Code of Commerce.

      26.1.14 Notices and Notifications

      The parties agree that service of any notices or notifications in reference to any arbitration proceeding at their addresses as given in this contract (or as subsequently amended in writing) shall be valid and sufficient.

27.   Jurisdiction

      This Mining Contract is to be governed by the laws of Mexico. The Contractor must provide proof of its legal authority and/or authorization to do business in Mexico, and of the duly authorized appointment and authority of whoever is to sign this Mining Contract and any related document on its behalf.

28.   Transferability of Contract

      This Mining Contract and the rights and obligations hereunder may not be assigned or delegated by Contractor to any third party. If either MSR or the Contractor has a change in ownership or control, MSR (for any change in ownership or control of the Contractor) or the Contractor (for any change in ownership or control of MSR) shall have the option to immediately terminate this Mining Contract, with no further liability or obligation respectively to Contractor (other than the obligation to make payments for Work performed prior to such termination) or to MSR (other than the Contractor's obligations that have not been discharged as of termination of this Mining Contract under this
Article 28 or the Contractor's obligations that survive the termination, expiration, or rescission of this Mining Contract). If Contractor elects to terminate this Mining Contract pursuant to Section 20.5, it must render services for at least three months after notification. Contractor may not subcontract any portion of the Work without prior written agreement from and in accordance with any reasonable conditions imposed by MSR. Contractor may, however, subcontract maintenance work for Contractor's Equipment and similar activities. Contractor shall be responsible for any non-compliance with this Mining Contract by, and for the acts and omissions of, its permitted subcontractors, including, but not limited to, the preservation of any and all information generated by or provided to any such subcontractor in direct or indirect relation to its work as confidential during the term of its contract with Contractor and for a period of two (2) years thereafter.


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

29.   Successors and Assignees

      MSR and the Contractor each is hereby bound, and the partners, successors, administrators, and legal representatives of each are hereby bound, to the other party to this Mining Contract and to the partners, successors, administrators, and legal representatives (and said assigns) of such other party, in respect of all covenants, agreements and obligations of this Mining Contract.

30.   Records and Audit

      At any time and from time to time during the Term of this Mining Contract, MSR's Representative shall have the right, during normal business hours and so as not to unreasonably interfere with Contractor's operations, to review all records and information in Contractor's possession (other than information concerning Contractor's costs related to the performance of the Work) pertaining to the activities and operations conducted by Contractor under this Mining Contract.

31.   Confidentiality

      During the Term of this Mining Contract and for a period of two (2) years thereafter, Contractor and Contractor's employees shall treat all information previously provided by MSR to Contractor, and all other information in Contractor's possession or which Contractor acquires relating to the Work as confidential, and neither Contractor nor any of its employees shall disclose to any third-party any such information or use any such information for its or his personal benefit. Originals of all drawings, engineering design calculations, estimate work sheets, specifications, and all other original documents pertaining to the Work (other than information concerning Contractor's costs related to the performance of the Work) shall be, and remain at all times throughout the Work and thereafter, the sole property of MSR. On completion or termination of the Work, or from time to time as may be determined by MSR, Contractor shall release and deliver to MSR any and all such originals which Contractor may have prepared or may have received from others; provided, however, that Contractor shall have the right to reproduce at its own expense all such originals for the purposes of Contractor's record files of the project. Contractor will not sell or copy any specifications, drawing or drawings, or blueprints for use on any other project. Contractor specifically agrees not to use drawings and technical information obtained from MSR with regard to the Mine on any other project. Contractor agrees not to issue any press releases or other public announcements concerning this Mining Contract or the Mine unless the information contained in such press releases or other public announcements has already been made public by MSR.


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

32.   Miscellaneous

32.1  Amendment; Waivers

      No change in, addition to, or waiver of any of the provisions of this Mining Contract shall be binding upon either party unless in writing signed by an authorized representative of each party. No waiver by either party of any breach of the other party of any of the provisions of this Mining Contract shall be construed as a waiver of any subsequent breach, whether of the same or of a different provision of this Mining Contract.

32.2  Entire Agreement

      This Mining Contract sets forth the entire Mining Contract between MSR and Contractor with respect to operations at the Mine and supersedes all prior negotiations and dealings between parties pertaining to the subject matter thereof.

32.3  Counterparts

      This Mining Contract may be executed, accepted and delivered in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The section headings are inserted for convenience only and are not to be construed as part of this Mining Contract.


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

32.4  Invalidity

      If any term or provision hereof or the application thereof to any circumstance shall to any extent, be invalid or unenforceable, the validity of the remainder of the Mining Contract shall not be affected and such invalid or unenforceable term or provision shall be deemed modified to the minimum extent necessary to bring such term or provision into compliance with the law.

32.5  No Solicitation

      Each of Contractor and MSR covenant to the other that during the Term of this Mining Contract and for two (2) years thereafter, they will not for themselves or any other entity, directly or indirectly, solicit, induce or attempt to induce, hire or employ key employees of the other, as an employee, agent, consultant, advisor, representative or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

32.6  Further Assurances

      At the request of either party to this Mining Contract, the parties shall execute and deliver any further instruments, mining contracts, documents or other papers reasonably requested by that party to effect the purposes of this Mining Contract and the transactions contemplated hereby.

32.7  Schedule for Performance

      Time is of the essence in the performance by Contractor of the Work and all of its other duties and obligations under this Contract. Contractor agrees to conduct the Work in such a manner as to timely meet the specific milestones set forth in Appendix A. Otherwise, all of the Work shall commence on and shall continue on a mutually agreed to schedule until the termination of this Contract.

32.8  Interpretation

      The use of the term "including" anywhere in this Mining Contract shall be deemed to mean "including without limitation."


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

33.   Notices

33.1  Procedure

      Any payments required or permitted to be given hereunder shall be deemed properly given upon personal delivery or mailing, by registered or certified mail, return receipt requested, to the addresses set forth below. Any notices or other written communications required or permitted to be given hereunder shall be given or made in person, by reputable overnight courier, or by facsimile with receipt acknowledged. Such notices shall be deemed to have been duly given and received when actually delivered in person or sent by facsimile (during normal business hours), or the next business day following the date they are sent if sent by courier, and addressed as follows:

      If intended for MSR to:
            Minera Santa Rita S. de R.L. de C.V.
            Calle Lamberto Hernandez 73, esquina con Avenida "I"
            Caborca, Sonora 83600, Mexico
            Attention:  Dave Loder
            Telephone: (637) 370 5959
            Facsimile: (637) 372 7289

      and if intended for Contractor, to:
            Sinergia Obras Civiles y Mineras, S.A. de C.V.
            Calle de Cobre No. 91, Parque Industrial
            Hermosillo, Sonora 85540, Mexico
            Attention:  Daniel Gutierrez Perez
            Telephone: (662) 251 0812 (13 and 14)
            Facsimile: (662) 251 0809

or to such other person or address as the party to be notified may have designated prior thereto by written notice to the other party.

33.2  Electronic Communications

      The electronic mail (also known as "e-mail"), capable of generating a printed version of the sent and received message and of generating and printing an acknowledgment of receipt received by the sender (which capabilities both MSR's and the Contractor's systems have), shall be an acceptable means of transmission and reception of all kinds of notices, communications, and correspondence related to this Mining Contract, in addition to those methods of communication set out in Section 33.1, and any notices, communications, and correspondence sent and received by e-mail shall have the same effect as communications made by the means set out in Section 33.1, unless the Contractor or MSR communicates to the other, by any of the means provided in Section 33.1, that it wishes to exclude certain types or categories of notices, communications, and correspondence from the application of this Section 33.2 and the date as of and from which this exclusion is to take effect, or that the Contractor's or MSR's system has ceased to have the above capabilities. All e-mail communications shall be deemed to have been duly given and received the business day following the reception in the sender's system of the particular addressee's acknowledgment of receipt. For the purposes of this Section 33.2, the parties designate these as their respective e-mail addresses, which they may change at any time hereafter by communication sent to the other either as prescribed in this Article 33: (a) Contractor's: cysvial@prodigy.net.mx or dgp@hmo.megared.net.mx, to the attention of Daniel Gutierrez Perez, and (b)
MSR's: loder@capitalgoldcorp.com, to the attention of Dave Loder, and pritchard@capitalgoldcorp.com, to the attention of Jeff Pritchard.


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

34.   Mining Contract Signature Page

                                 MINING CONTRACT

                       Contract Mining for El Chanate Mine

As set forth in Article 21, the effectiveness of this Mining Contract is conditional upon (a) MSR obtaining its project financing for the Mine, (b) MSR's decision to proceed with the project at that point, and (c) Contractor's receipt of a Notice of Award.

Mining Contract terms are agreed to by MSR:

/s/ Gifford Dieterle                                  12/7/05
------------------------------                   ----------------
Gifford Dieterle                                      Date

Minera Santa Rita S. de R.L. de C.V.

Legal Address: Calle Lamberto Hernandez 73, esquina con Avenida "I", Caborca,
               Sonora 83600, Mexico

Gifford Dieterle hereby represents and warrants that the authority by which he is signing and delivering this Mining Contract on behalf of Minera Santa Rita S. de R.L. de C.V., granted and formalized by the notarial instrument attached hereto as Appendix I, has not been rescinded, restricted or modified in any way or by any means whatsoever.

Mining Contract terms are agreed to by Contractor:

/s/ Daniel Gutierrez Perez
------------------------------------                  November 24, 2005
Daniel Gutierrez Perez                                Date
Attorney in Fact
Sinergia Obras Civiles y Mineras, S.A. de C.V., Obras Civiles y Mineras

Legal Address: Calle del Cobre No. 91, Parque Industrial, Hermosillo, Sonora
               85540, Mexico

Daniel Gutierrez Perez hereby represents and warrants that the authority by which he is signing and delivering this Mining Contract on behalf of Sinergia Obras Civiles y Mineras, S.A. de C.V., granted and formalized by the notarial instrument attached hereto as Appendix J, has not been rescinded, restricted or modified in any way or by any means.


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                                      H-60

                               MSR Acknowledgment

STATE OF NEW YORK             )
                              )ss.
CITY AND COUNTY OF NASSAU     )

      On the 7th day of December, 2005, before me personally came Gifford Dieterle, to me known, who, being by me duly sworn, did depose and say that he resides in Lloyd Harbor, New York; that he is the President of Minera Santa Rita
S. de R.L. de C.V., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

      Witness my hand and official.


                              ________s/_________________________________
                              Notary Public

      My commission expires:  April 30, 2007
                              --------------

[SEAL]

State of New York
County of Nassau  ss.:  I, KAREN V. MURPHY, County Clerk and Clerk of
                        the County Court and the Supreme Court, Nassau County, Courts of Record having by law a common seal, DO HEREBY CERTIFY that

JOSEPHINE L. SCOTT

Whose name is subscribed to the annexed affidavit, deposition, certificate of acknowledgement or proof, was at the time of taking the Same a NOTARY PUBLIC in an for the State of NEW YORK, duly commissioned and sworn and qualified to act as such throughout The State of New York; that pursuant to law a commission, or a certificate of their official character, and autograph signature, have been filed in my office; that as such the Notary Public was duly authorized by the laws of the State of New York to administer oaths And affirmations, to receive and certify the acknowledgement or proof of deeds, mortgages, powers of attorney and other written instruments for lands, tenements and hereditaments to be read in evidence or recorded in this State, to protest notes and to take and certify affidavits and depositions; and that I am well acquainted with the handwriting of such Notary Public or have compared the signature on the annexed instrument with their autograph signature deposited in my office, and believe that the signature in genuine.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal

            This the 9th day of December, 2005

                                          KAREN V. MURPHY
                                    COUNTY CLERK, NASSAU COUNTY


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                                      H-61